                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   AVALONBAY COMMUNITIES, INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                                     [LOGO]

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2001
                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of AvalonBay Communities, Inc. (the "Company") will be held on Tuesday, May 8, 2001 at 10:30 a.m. local time at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California 94104, for the following purposes:

        1. To elect the following nine (9) directors to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are elected and qualify: Gilbert M. Meyer, Richard L. Michaux, Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Lance R. Primis, Allan D. Schuster, Charles D. Peebler, Jr. and Amy P. Williams.

        2. To amend the 1994 Stock Incentive Plan, as amended and restated.

        3. To consider and act upon a stockholder proposal if properly presented to the Annual Meeting.

        4. To transact such other business that may be properly brought before the Annual Meeting and at any adjournments thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.

    The Board of Directors has fixed the close of business on March 19, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only stockholders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    You are requested to fill in and sign the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a later dated proxy. Stockholders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

                                 By Order of the Board of Directors

                                                 Edward M. Schulman
                                                          SECRETARY

Alexandria, Virginia
April 2, 2001

                          AVALONBAY COMMUNITIES, INC.

                       2900 EISENHOWER AVENUE, SUITE 300
                           ALEXANDRIA, VIRGINIA 22314

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 2001

                                                                   April 2, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AvalonBay Communities, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 8, 2001 at 10:30 a.m. local time and at any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to:
(1) vote upon the election of nine (9) directors of the Company, (2) amend the 1994 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan"),
(3) vote upon a stockholder proposal regarding the shareholder rights issued pursuant to the Company's Shareholder Rights Plan, if properly presented at the Annual Meeting, and (4) act upon any other matters properly brought before the Annual Meeting.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 2, 2001. The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 67,579,040 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held.

    The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share.

    Whether you hold shares directly as the stockholder of record or indirectly, as the beneficial owner of shares held for you by a broker or other nominee (i.e., "in street name"), you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card included by your broker or nominee.

    BY INTERNET -- If you have Internet access, you may submit your proxy from any location in the world by following the "By Internet" instructions on the proxy card, or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

    BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy by following the "By Telephone" instructions on the proxy card, or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

    BY MAIL -- You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

    You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked, unless specifically directed. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

    If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the nine (9) nominees for directors of the Company named in this Proxy Statement, FOR the amendment to the Stock Incentive Plan, and, if properly presented at the Annual Meeting, AGAINST the stockholder proposal regarding the shareholder rights issued pursuant to the Company's Shareholder Rights Plan. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    The Company's 2000 Annual Report, together with the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC"), which includes financial statements for the fiscal year ended December 31, 2000, are being mailed to stockholders concurrently with this Proxy Statement. Neither the 2000 Annual Report nor the Annual Report on Form 10-K, however, is part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of seats for nine (9) directors. At present, eight (8) directors sit on the Board and there is one (1) vacancy. Two (2) current members of the Board of Directors, Michael A. Futterman and Brenda J. Mixson, are not standing for re-election. The Board has nominated for election the remaining six (6) current directors and three (3) additional individuals. Accordingly, nine (9) nominees will stand for election at the Annual Meeting and if elected will serve until the 2002 annual meeting of stockholders and until their successors are elected and qualify. The following persons have been nominated by the Board of Directors to serve as directors:
Gilbert M. Meyer, Richard L. Michaux, Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Lance R. Primis, Allan D. Schuster, Charles D. Peebler, Jr. and Amy
P. Williams (the "Nominees"). The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors considers nominees for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. The Company did not receive any nominations for election to the Board of Directors at the Annual Meeting from a stockholder of the Company pursuant to the requirements of the Company's Bylaws. See "Other Matters--Stockholder Proposals for Annual Meetings" for a summary of these requirements.

REQUIRED VOTE AND RECOMMENDATION

    Only stockholders of record of Common Stock as of the Record Date are entitled to vote on this proposal. Proxies will be voted for Proposal 1 unless contrary instructions are set forth on the enclosed Proxy Card. A plurality of the votes cast at the meeting for the election of a Nominee for director, where a quorum is present, is sufficient to elect such Nominee. Accordingly, abstentions and broker non-votes will have no effect on this proposal, but will be included in the number of shares present at the Annual Meeting for purposes of establishing a quorum.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE
     NOMINEES.

INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the Nominees for election as directors at the Annual Meeting based on information furnished to the Company by each Nominee.

Unless otherwise specified, the following information is as of February 1, 2001 and is based upon 67,366,948 shares of Common Stock outstanding at the close of business on such date.

                                                                       AMOUNT AND NATURE
                                                                         OF BENEFICIAL              PERCENT
                                                            DIRECTOR     OWNERSHIP OF                  OF
NAME OF NOMINEE                                    AGE       SINCE     COMMON STOCK (1)              CLASS
---------------                                  --------   --------   -----------------            --------
Gilbert M. Meyer...............................     56        1978         1,442,965(2)               2.1%
Richard L. Michaux.............................     57        1998           706,989(3)               1.0
Bryce Blair....................................     42          --           334,841(4)                 *
Bruce A. Choate................................     53        1994            42,500(5)                 *
John J. Healy, Jr..............................     54        1996            41,000(6)                 *
Lance R. Primis................................     54        1998            24,000(7)                 *
Allan D. Schuster..............................     59        1998            58,435(8)                 *
Charles D. Peebler, Jr.........................     64          --                --                    *
Amy P. Williams................................     44          --                --                    *

------------------------

*   Less than one percent.

(1) Except as otherwise noted, each individual in this table has sole voting and investment power over the shares listed.

(2) Includes (i) 521,400 shares issuable upon the exercise of stock options that vest on or before April 1, 2001 and (ii) 921,565 shares owned jointly with spouse. Does not include 26,008 shares issuable in the future under deferred stock awards granted to Mr. Meyer, pursuant to elections made under the Stock Incentive Plan.

(3) Includes (i) 253,209 shares issuable upon the exercise of stock options that vest on or before April 1, 2001, (ii) 2,173 shares owned by Mr. Michaux's spouse, and (iii) 52,244 shares owned by The Michaux Family LLC.

(4) Includes 256,816 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

(5) Includes 41,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001. Does not include 7,774 shares issuable in the future under a deferred stock award granted to Mr. Choate pursuant to elections under the Stock Incentive Plan.

(6) Includes 35,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001. Does not include 4,274 shares issuable in the future under a deferred stock award granted to Mr. Healy pursuant to an election under the Stock Incentive Plan.

(7) Includes 20,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001. Does not include 2,333 shares issuable in the future under a deferred stock award granted to Mr. Primis pursuant to an election under the Stock Incentive Plan.

(8) Includes 49,195 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

    The following biographical descriptions set forth information with respect to the Nominees, the directors of the Company who are not standing for re-election, and the executive officers of the Company who are not directors and are not standing for election, based on information furnished to the Company by each Nominee, director, and executive officer. There is no family relationship between any director, Nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her death, resignation or removal in the manner provided in the Company's Bylaws.

NOMINEES FOR ELECTION AS DIRECTORS

    RICHARD L. MICHAUX has been a director since June 1998 and Executive Chairman since February 2001. Prior to assuming that office, Mr. Michaux served as Chief Executive Officer of the Company since the merger of the Company and Avalon Properties, Inc. ("Avalon Properties") in June 1998 (the "Merger"), as Chairman since May 2000 and as President from February 1999 to September 2000. He had previously been a director and Chairman and Chief Executive Officer of Avalon Properties from its formation in August 1993 through the consummation of the Merger in June 1998. Prior to the formation of Avalon Properties, Mr. Michaux was a partner of Trammell Crow Residential ("TCR"), which he joined in 1980, and served as one of the three Group Managing Partners of TCR from 1986 to 1993. In that capacity, he was responsible for residential development in the Mid-Atlantic, Northeastern and Midwestern states. Mr. Michaux graduated from the United States Naval Academy with distinction and holds an M.B.A. degree from the University of North Carolina at Chapel Hill, where he was a Morehead Fellow and a Dean's Scholar. Mr. Michaux's professional affiliations include: past Chairman of the National Multi Housing Council; Vice Chairman of the Gold Flight Council of Urban Land Institute (the "ULI"); member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"); Vice President/Treasurer of the United States Naval Academy Class of 1966 Foundation; and founding Board member of the D.C. Early Child Care Collaborative. Mr. Michaux is a director of Broadband Residential, Inc., a private company formed to specialize in providing broadband communication services to residents of multifamily communities; the Company has a minority equity stake in Broadband Residential.

    BRYCE BLAIR is the Company's President and Chief Executive Officer.
Mr. Blair has served as Chief Executive Officer since February 2001 and President since September 2000. Mr. Blair also served as the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President--Development, Acquisitions and Construction since the Merger, the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair worked for the Northeast Group of TCR from 1985 until 1993 and was the partner responsible for overseeing development and acquisition of multifamily opportunities throughout Massachusetts, Rhode Island and Long Island, New York. Prior to joining the Northeast Group of TCR in 1985, he was a Project Manager with the Exxon Corporation responsible for managing the design, development and construction of capital improvement properties. Mr. Blair received his Masters degree in Business Administration from Harvard Business School in 1985. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the ULI, the Real Estate Finance Association of Greater Boston Real Estate Board, and the Real Estate Investment Advisory Council.

    BRUCE A. CHOATE has been a director of the Company since April 1994. Since 1991, Mr. Choate has served as Chief Financial Officer of Watson Land Company, a privately-held real estate investment trust ("REIT") in Carson, California. Prior to joining Watson Land Company, Mr. Choate was employed by Bixby Ranch Company, a privately-held real estate investment company in Seal Beach, California, as Senior Vice President and Chief Financial Officer. Previously, Mr. Choate held management positions with national banking and mortgage banking organizations. Mr. Choate graduated from the University of California, Los Angeles and attended the Graduate School of Business at the University of Southern California. He is a licensed real estate broker and holds membership in the ULI, NAREIT, and the Real Estate Investment Advisory Council.

    JOHN J. HEALY, JR. has been a director of the Company since 1996. Mr. Healy is Co-Founder and CEO of Hyde Street Holdings, Inc., a company formed in 1996 to pursue the creation of value in real estate and real estate related entities. Hyde Street seeks opportunities to invest in and/or receive an ownership position through the strategic development and implementation of business goals. Investments have included start-up companies in the telecommunications, mortgage processing and securitization and managed LAN application businesses. Mr. Healy sits on the board of Libritas, which delivers managed LAN applications to businesses in the United States and worldwide. Previously, Mr. Healy co-founded the Hanford/Healy Companies (1988), a real estate investment, asset management and consulting company, which was purchased by GMAC Commercial Mortgage, a subsidiary of General Motors, in September 1996. Mr. Healy has also held various management positions with real estate and financial firms including: The Federal Asset Disposition Association (predecessor to the Resolution Trust Corporation), Bank of America (COO and Director of Technical Services for a real estate subsidiary) and Manufacturers Hanover Trust Company (VP). Mr. Healy sits on the board of The Rosalind Russell Research Center for Arthritis (UCSF) and Napa Valley Community Housing (a non-profit for affordable housing for low-income residents of Napa County.) Memberships in professional associations include: Urban Land Institute (Multi-Family Council), American Society of Real Estate Counselors (CRE), and American Institute of Real Estate Appraisers (MAI). Mr. Healy has undergraduate
(BBA) and graduate (MBA) degrees in Finance from Hofstra University.

    GILBERT M. MEYER is the Company's Founder and has been continuously involved with the Company as an executive officer, director and/or stockholder since 1978. Mr. Meyer served as Executive Chairman of the Company from the date of the Merger until his retirement from that position following the 2000 annual meeting of stockholders in May 2000, but he continues to serve on the Board of Directors. Mr. Meyer entered into a three-year consulting agreement with the Company that began following the 2000 annual meeting of stockholders (see "Certain Relationships and Related Transactions"). Prior to the completion of the Merger, Mr. Meyer served as the Company's Chairman, President and Chief Executive Officer. Mr. Meyer is also the founder and remains a major stockholder and President of Greenbriar Homes Communities, Inc., a private for-sale single family home building company in the San Francisco Bay Area. Prior to founding the Company, Mr. Meyer was Chief Financial Officer for BAS Homes and prior to that was a Vice President responsible for real estate workouts for Boise Cascade Credit Corporation. Mr. Meyer is a licensed certified public accountant and general contractor, and holds a B.A. degree from St. Mary's College of California and an M.B.A. degree from the University of California at Berkeley. In addition, he has served as a member of the Board of Governors of NAREIT; as a member of the Haas School of Business Advisory Board, University of California at Berkeley; as a member of the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley; as the Regional President of the Home Builders in the San Francisco Bay Area, an affiliate of the National Association of Home Builders; and as a member of the boards of a number of artistic, religious and philanthropic non-profit organizations.

    LANCE R. PRIMIS has been a director of the Company since June 1998. Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York Times Company, including the positions of President and Chief Operating Officer which he held from 1992 to 1996. In addition, Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. From April 1998 to September 2000, Mr. Primis served as co-founder and Chairman of PressPoint, Inc., a start-up enterprise that engaged in the digital transmission of newspapers through a digital satellite network. In September 2000, PressPoint, Inc. ceased operations and subsequently filed for bankruptcy under Chapter 7 of the federal bankruptcy laws. In addition, Mr. Primis is a member of the Board of Directors of Torstar Corporation, Plum Holdings, LLC and the Partnership for a Drug Free America. Mr. Primis received a B.A. degree from the University of Wisconsin, and has completed the Marketing Management Program at Harvard Business School and the Stanford Executive Program at Stanford University.

    ALLAN D. SCHUSTER has been a director of the Company since June 1998 and was a director of Avalon Properties from December 1993 through June 1998.
Mr. Schuster has been a private investor since June 1993. From April 1988 until June 1993, he was Chairman and Chief Executive Officer of the Travelers Realty Investment Company, where he directed that company's investment activities in commercial and agricultural real estate. During Mr. Schuster's tenure, Travelers' portfolio of mortgages, equities and joint ventures ranged between $12 billion and $20 billion. During this same period, Mr. Schuster was Chairman and Chief Executive Officer of Prospect Company, a $2 billion real estate development company. From December 1972 to September 1987, Mr. Schuster was with Citibank, N.A., where during the last five years of that term he was Managing Director of Citicorp Real Estate, Inc. Mr. Schuster is a member of the Appraisal Institute and the ULI.

    CHARLES D. PEEBLER, JR. is Managing Director of Plum Capital L.L.C., a venture capital firm concentrating on media content investments. Prior to joining Plum Capital in April 1999, Mr. Peebler was, from December 1997 to April 1999, President of True North Communications, Inc., a worldwide media agency with billings of approximately $14 billion and 12,000 employees in 300 offices. Prior to that position, Mr. Peebler had served for many years as President of Bozell, Jacobs, Kenyon & Eckhardt, a worldwide media agency which was acquired by True North in 1997. Mr. Peebler currently serves on the Boards of American Tool Companies, Inc., Valmont Industries, Hotlink Inc., Dreamlife, Inc., and mPulse. Mr. Peebler also serves on the Boards of several advertising and media associations and is the President of the Chief Executives Organization.

    AMY P. WILLIAMS is Vice President, Finance & Planning, of Allstate Insurance Company, the largest publicly traded personal lines insurer in the United States. Prior to assuming that position, Ms. Williams was Vice President, Corporate Strategy for Allstate. Prior to joining Allstate in 1999,
Ms. Williams had been a Partner since 1996 at Mitchell Madison Group, a global management consulting firm, where she headed the Chicago office and led the merger integration practice. From 1992 to 1996, Ms Williams was a member of the senior management team of USF&G, Inc., a multi-line insurer based in Baltimore, Maryland, and her positions there included Senior Vice President, Strategy, and Senior Vice President, Human Resources. Prior to joining USF&G, Ms. Williams was a Senior Engagement Manager in McKinsey & Company's Chicago office.
Ms. Williams is a 1980 graduate of The University of Chicago Graduate School of Business. She graduated in 1979 from The University of Chicago with a Bachelor of Arts degree in economics.

DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION

    MICHAEL A. FUTTERMAN, 58, has been a director of the Company since June 1998 and was a director of Avalon Properties from December 1993 through the consummation of the Merger. Since 1983, Mr. Futterman has been Chairman of American Realty Capital Inc., a closely held real estate company which has arranged over $1.5 billion of investments in property for its partners and stockholders. From 1988 to 1992, Mr. Futterman also held the position of President of Elders American Realty Capital, Inc., a participating mortgage lender subsidiary of Elders IXL, an Australian public company. Prior to joining American Realty Capital Inc., Mr. Futterman was employed by Eastdil Realty, Inc. from 1969 to 1983, where he was most recently Executive Vice President and a director. Mr. Futterman also served as a director of Dollar Dry Dock Savings Bank from July 1989 to March 1990 and as Trustee of the International Center of Photography from 1986 to 1992. Mr. Futterman graduated from the Carnegie Institute of Technology and the Georgetown University Law School.

    BRENDA J. MIXSON, 48, has been a director of the Company since April 1994. From August, 2000 to January, 2001, she was Executive Vice President of Capital Thinking, Inc., which is engaged in providing software solutions to the commercial real estate industry, and since January 1, 2000 has been managing a private real estate portfolio. From March 1999 to August 2000, Ms. Mixson served as Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments. From December 1997 through March 1999, Ms. Mixson worked at Prime Capital Holding, LLC, where she most recently served as Chief Financial and Investment Officer and Managing Director. From February 1996 to December 1997, Ms. Mixson was a Managing Director of the Emerging Markets, Fixed Income Department for ING Barings (U.S.) Securities, Inc., a member of the ING Group. Ms. Mixson previously served as Vice President--Real Estate Finance of ING Capital Corporation from March 1995 to February 1996. She served as an Executive Vice President and Chief Operating Officer of Reichmann International from April 1994 to March 1995. Ms. Mixson graduated Phi Beta Kappa from the University of Minnesota with a B.S. degree in Economics.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    SAMUEL B. FULLER, 39, has been Executive Vice President--Development/Construction since February 2001. Prior to assuming that office, Mr. Fuller served as Senior Vice President--Development/ Construction since January 2000. Prior to those positions, he had served since the Merger as the Company's Regional Vice President--Development/Acquisitions, with responsibility in the Northeast and Pacific Northwest regions of the country. From August 1993 through March 1998, Mr. Fuller served as Avalon Properties' Vice President of Development for Connecticut and New York. Mr. Fuller worked for the Northeast Group of TCR from 1989 until 1993 and was the partner responsible for overseeing development and acquisition of multifamily opportunities throughout Connecticut and New York state excluding Long Island. Before joining TCR, Mr. Fuller was a Project Manager at Texas Instruments, Inc. Mr. Fuller is a 1989 graduate of Harvard Business School and has a Bachelor of Science Degree in Mechanical Engineering from the University of New Hampshire College of Engineering and Physical Sciences.

    LEO S. HOREY, 38, has been Senior Vice President--Property Operations since February 2001. Prior to assuming that office, Mr. Horey had served since the Merger as Regional Vice President--Property Operations, primarily during that time with oversight of the Company's West Coast operations. Prior to the Merger, Mr. Horey had served since 1994 as Vice President--Property Operations for Avalon Properties with responsibility for numerous properties in Virginia, Maryland and the District of Columbia. Mr. Horey began his career with TCR in 1990, concentrating in acquisitions and dispositions. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill where he was a Richard H. Jenrette Fellow. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University.

    JAMES R. LIBERTY, 61, has been Senior Vice President--Construction Operations since June 1999. Prior to assuming that office, Mr. Liberty had served since the Merger as Vice President--Construction, with responsibilities in the East Coast and Midwest. Prior to the Merger, he held the same position with Avalon Properties. Mr. Liberty joined Avalon Properties in September 1996 as Senior Construction Manager for the Mid-Atlantic region, a position he held until April 1997. His previous experience included officerships in, and positions with, several prominent real estate development companies since the 1960's, where his management responsibilities have included high-volume multifamily housing and mid- and high-rise office building complexes in New York, New Jersey, Washington, D.C., Chicago and Detroit. He is a graduate of Rochester Institute of Technology and a licensed real estate broker.

    TIMOTHY J. NAUGHTON, 39, has been Chief Operating Officer since February 2001. Prior to assuming that office, Mr. Naughton served as Senior Vice President--Chief Investment Officer since January 2000, and prior to that had, since the Merger, served as the Company's Regional Vice President-- Development/Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. From the formation of Avalon Properties in August 1993 until the Merger, Mr. Naughton had served Avalon Properties as Vice President of Development, with responsibility for the Virginia and Maryland markets. He was previously a Development Partner with the Mid-Atlantic Group of TCR, from 1989 until 1993. Mr. Naughton received his Master's Degree in Business Administration from

Harvard Business School in 1987 and an undergraduate degree with high distinction in economics from the University of Virginia.

    CHARLENE ROTHKOPF, 49, joined the Company in March 2000 as Senior Vice President--Human Resources. Immediately prior to joining the Company, Ms. Rothkopf was founder and President of Human Capital Group, a management consulting firm specializing in strategic planning and human resource development. From 1996 to 1999, Ms. Rothkopf was Vice President of Operations Human Resources for Host Marriott Services Corporation, and from 1993 to 1996 she was Vice President of Human Resources Planning and Development for Host Marriott Corporation. From 1983 to 1993, Ms. Rothkopf was employed by Marriott Corporation, most recently as Director of Benefit Operations. Ms. Rothkopf holds an undergraduate degree and a masters degree in administration and supervision from the University of Maryland, and she performed doctoral work at George Washington University in Human Resources Development and Management Science.

    THOMAS J. SARGEANT, 42, has been Chief Financial Officer and Treasurer since the Merger. In addition, since January 2000, Mr. Sargeant has held the additional title of Executive Vice President and, prior to that, held the additional title of Senior Vice President. Mr. Sargeant is responsible for all of the financial operations of the Company, including capital markets/finance, financial reporting and financial services. Mr. Sargeant is also the chief officer in charge of information technologies. From March 1995 through June 1998, Mr. Sargeant served as the Chief Financial Officer and Secretary of Avalon Properties, and he was Treasurer of Avalon Properties from its formation in August 1993 through June 1998. Prior to the formation of Avalon Properties, he served as Group Financial Officer for the Northeast Group of TCR, the Mid-Atlantic Group of TCR and the Midwest Group of TCR and oversaw the financial services operations (including accounting and financial reporting, cash management, payroll, information systems and internal audit) as well as project finance for the Midwest Group of TCR. Mr. Sargeant joined TCR in 1986 as Controller and was promoted to Chief Financial Officer in 1989 and to Group Financial Officer in 1992. Prior to joining TCR, Mr. Sargeant was with Arthur Andersen & Co., where he specialized in the construction and real estate industries, serving both private and publicly held clients. Mr. Sargeant, a certified public accountant, is a magna cum laude graduate of the University of South Carolina where he was elected to Phi Beta Kappa and the Honors College. Mr. Sargeant is a director of Realeum, Inc., a private company engaged in the development of an on-site property management system and leasing automation system; the Company has a minority equity stake in Realeum, Inc.

    ROBERT H. SLATER, 47, has been Executive Vice President--Property Operations since February 1999, and in that capacity is responsible for direct oversight of all of the Company's property operations, ancillary services and marketing. Prior to assuming his current position, Mr. Slater had, since the Merger, served as Senior Vice President--Property Operations, the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Prior to the formation of Avalon Properties, he served as Chief Operating Officer of TCR for the Mid-Atlantic region. His responsibilities included all aspects of property management including property operations, marketing, training, human resources, risk management, resident services, engineering services and business development. Mr. Slater was responsible for opening and managing the Raleigh, North Carolina TCR office and was responsible for the development of several multifamily apartment communities. Prior to joining TCR in 1988, Mr. Slater served as a law clerk to (now retired) Justice James G. Exum, Jr. of the Supreme Court of North Carolina and, thereafter, engaged in the private practice of law. Mr. Slater is a 1980 graduate of the University of Virginia School of Law with an undergraduate degree, cum laude, from Vanderbilt University. The Company and Mr. Slater have announced that Mr. Slater's role as an officer of the Company will end on April 30, 2001.

BOARD OF DIRECTORS AND ITS COMMITTEES

    BOARD OF DIRECTORS. The Board of Directors currently consists of seats for nine directors. Eight directors currently serve on the Board and there is one vacancy. If all nine Nominees are elected, there will no longer be a vacancy on the Board. The Board of Directors met six times during 2000. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he or she was a member.

    AUDIT COMMITTEE. The Board of Directors has established an Audit Committee which consisted of Messrs. Choate (Chair), Primis, Schuster and Mr. Richard W. Miller from January 2000 until May 2000 and which thereafter has consisted of Messrs. Choate (Chair), Futterman, Primis and Schuster. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of the NYSE. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the overall audit plans and results of the audit engagement with the independent auditor, reviews and discusses with management and the independent auditor quarterly and annual audited financial statements and major changes in accounting and auditing principles, reviews the independence of the independent auditor and each member of the Audit Committee, reviews the fees paid to the independent auditor, reviews with the independent auditor the adequacy of the Company's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee convened two formal meetings during 2000 and, in addition, the Chair of the Committee met (frequently with one or more other Audit Committee members) to discuss with management and the independent auditor the Company's quarterly earnings prior to disclosure of those earnings to the public. In accordance with SEC regulations, attached to this proxy statement as EXHIBIT A is a copy of the charter of the Audit Committee.

    COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee which consisted of Messrs. Primis (Chair), Choate and Futterman and Ms. Mixson from January 2000 until May 2000 and which thereafter has consisted of Messrs. Primis (Chair), Choate and Healy and Ms. Mixson, all of whom are independent of the Company's management. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, including establishing and evaluating incentive compensation and benefit plans, and the Compensation Committee reviews employment agreements and arrangements and makes recommendations with respect thereto to the full Board. The Compensation Committee also has authority to grant awards under the Stock Incentive Plan to the employee directors, management and other employees of the Company and its subsidiaries. The Compensation Committee convened two formal meetings during 2000 and also met informally approximately five times.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors has established a Nominating and Corporate Governance Committee (the "Nominating Committee") which consisted of Messrs. Healy, Michaux, Meyer and Mr. Richard W. Miller (Chair) from January 2000 until May 2000 and which thereafter has consisted of Messrs. Healy (Chair), Michaux (until February 2001), Primis and Meyer. The Nominating Committee was formed to consider, and make proposals to the full Board regarding, issues relating to Board composition and performance. The Nominating Committee also recommends agendas for Board meetings, recommends the establishment or dissolution of Board committees, assists the CEO in establishing objectives and addresses other issues regarding corporate governance. In exercising its function of recommending nominees for nomination by the Board to election as directors, the Nominating Committee considers nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company's Bylaws. See "Other matters--Stockholder Proposals for Annual Meetings" for a summary of these requirements. The Nominating and Corporate Governance Committee convened six formal meetings during 2000. In February 2001, the Board adopted a charter for the Nominating Committee pursuant to which only directors who are not officers or employees of the Company can be members of the Committee.

    INVESTMENT AND FINANCE COMMITTEE. The Board of Directors has established an Investment and Finance Committee which, since January 2000, has consisted of Messrs. Schuster (Chair), Futterman, Healy, Meyer and Michaux and Ms. Mixson. The Investment and Finance Committee was formed to provide oversight and support with respect to (i) financings and maintenance of the capital structure of the Company and (ii) investment activities. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve financing and investment activity. The Investment and Finance Committee met 11 times during 2000.

    TECHNOLOGY COMMITTEE. In May 2000, the Board of Directors established a Technology Committee which since then has consisted of Messrs. Michaux (Chair), Healy and Primis. The Technology Committee was formed to provide oversight with respect to, and authorize expenditures for, the Company's technology commitments, initiatives and investments. The Technology Committee met two times during 2000.

DIRECTOR COMPENSATION

    Directors of the Company who are also employees receive no additional compensation for their services as directors. Under the Stock Incentive Plan, on the fifth business day following each annual meeting of stockholders beginning with the 2001 Annual Meeting of Stockholders, each of the Company's non-employee directors will automatically receive options to purchase 7,000 shares of Common Stock at the last reported sale price of the Common Stock on the NYSE on such date, and a restricted stock (or deferred stock award) grant of 2,500 shares of Common Stock. Subject to accelerated vesting under certain limited circumstances, all of such stock options will become exercisable one year after the date of grant and will expire ten years after the date of grant, and such shares of restricted stock (or deferred stock awards) granted to non-employee directors will vest at the rate of 20% on the date of issuance and on each of the first four anniversaries of the date of issuance. If a director elects to receive a deferred stock award in lieu of restricted stock, then at the time of such election, the director also elects at what time in the future he or she will receive shares of stock in respect of the vested portion of the deferred stock award. Prior to an amendment to the Stock Incentive Plan adopted by the Board of Directors subsequent to the 2000 Annual Meeting of Stockholders, non-employee directors received annual grants of 10,000 options and 2,000 restricted shares. The Board adjusted these numbers to 7,000 options and 2,500 restricted shares, as described above, so that the ratio of options to shares awarded annually to directors would be more consistent with the ratio of options to shares awarded annually to officers.

EXECUTIVE COMPENSATION

    The following table sets forth, for each of the Company's last three fiscal years, the annual compensation awarded to the Company's chief executive officer and the four other executive officers of the Company who, on the basis of annual salary and bonus, were the most highly compensated officers of the Company during 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                ANNUAL                        COMPENSATION
                                             COMPENSATION                        AWARDS
                                        -----------------------       ----------------------------
                                                                       SECURITIES      RESTRICTED         ALL OTHER
                                                                       UNDER-LYING       STOCK           COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY        BONUS(1)       OPTIONS(#)(2)   AWARDS($)(3)       ($)(4)(5)(6)
---------------------------  --------   --------       --------       -------------   ------------       ------------
Richard L. Michaux(7).....     2000     $412,023       $412,500           70,000        $634,110(8)        $115,703
  Executive Chairman           1999      377,500        243,200           59,400         238,275(9)         136,288
                               1998      231,542        252,000           62,000         198,400(10)        120,268

Bryce Blair(7)............     2000      367,057        351,764           68,000         611,135(11)         32,528
  President and Chief          1999      327,500        248,186           49,500         192,037(12)         46,167
  Executive Officer            1998      180,212        241,941           46,500         150,720(13)         32,288

Robert H. Slater(7).......     2000      331,770        320,158           53,000         505,450(14)         41,289
  Executive Vice President-    1999      313,750        214,828           46,200         189,337(15)         55,767
  Property Operations          1998      178,621        225,000           46,500         158,720(16)         41,150

Thomas J. Sargeant(7).....     2000      300,000        286,800           46,000         594,050(17)         32,528
  Executive Vice President,    1999      270,000        228,472           39,600         141,412(18)         42,420
  Chief Financial Officer,     1998      160,758        205,309           37,200         125,760(19)         32,288
  Treasurer

Samuel B. Fuller(7).......     2000      260,000        277,169           44,500         390,575(20)         17,355
  Executive Vice President-    1999      225,002        177,403           36,300         122,513(21)         18,805
  Development/ Construction    1998      130,001        249,640           34,100         109,120(22)         17,826

------------------------

 (1) Cash bonuses may be paid under the Company's corporate bonus program in the discretion of the Compensation Committee to executive officers upon the attainment of performance-based criteria established by the Committee. For a general description of the program, see "Compensation Committee Report on Executive Compensation."

 (2) The options to purchase Common Stock that are listed for 2000, 1999 and 1998 consist of options granted on February 13, 2001, February 28, 2000 and February 17, 1999, respectively. The Summary Compensation Table does not include options to purchase common stock of Avalon Properties that were converted into the right to purchase Common Stock of the Company in connection with the Merger. On March 8, 1998, Avalon Properties granted options to purchase common stock of Avalon Properties to Messrs. Blair, Slater, Sargeant and Fuller and, upon consummation of the Merger, these options converted into options to purchase 80,000, 80,000, 70,000 and 55,000 shares of Common Stock of the Company, respectively.

 (3) During the period from March 1994 through December 31, 2000, 49,390 shares of restricted stock were granted by the Company to the Named Executive Officers, of which 34,870 shares had not yet vested. Based on the last reported sale price of the Company's Common Stock on the NYSE on December 29, 2000 of $50.125 per share, the aggregate dollar value of these 34,870 shares of restricted stock was $1,747,859. This does not include shares of restricted stock of Avalon Properties that were granted to officers of Avalon Properties prior to the Merger. With respect to all shares of restricted stock described in this table and in footnotes (8) through (22), except as otherwise noted, twenty percent of the shares vested on the date of issuance and the remaining

     80% of the shares vest in four equal installments on each of the first four anniversaries of the date of issuance. Dividends are payable on the shares.

 (4) For 2000, includes (i) amounts contributed by the Company to Named Executive Officers' 401(k) accounts in the following amounts:
     Mr. Michaux--$5,100; Mr. Blair--$5,100; Mr. Slater--$5,100;
     Mr. Sargeant--$5,100; and Mr. Fuller--$5,100; and (ii) premiums paid by the Company for the Named Executive Officers' split dollar life insurance policies in the following amounts: Mr. Michaux--$110,603;
     Mr. Blair--$27,428; Mr. Slater--$36,189; Mr. Sargeant--$27,428; and
     Mr. Fuller--$12,255.

 (5) For 1999, includes (i) amounts contributed by the Company to the Named Executive Officers' 401(k) accounts in the following amounts:
     Mr. Michaux--$4,800; Mr. Blair--$4,800; Mr. Slater--$4,800;
     Mr. Sargeant--$4,800; and Mr. Fuller--$4,800; and (ii) premiums paid by the Company for the Named Executive Officers' split dollar life insurance policies in the following amounts: Mr. Michaux--$115,468;
     Mr. Blair--$27,464; Mr. Slater--$36,273; Mr. Sargeant--$27,464; and
     Mr. Fuller--$12,269.

 (6) For 1998, includes (i) amounts contributed by the Company to the Named Executive Officers' 401(k) accounts in the following amounts:
     Mr. Michaux--$4,800; Mr. Blair--$4,800; Mr. Slater--$4,800;
     Mr. Sargeant--$4,800; and Mr. Fuller--$4,800; and (ii) premiums paid by the Company for the Named Executive Officers' split dollar life insurance policies in the following amounts: Mr. Michaux--$115,468;
     Mr. Blair--$27,488; Mr. Slater--$36,350; Mr. Sargeant--$27,488; and
     Mr. Fuller--$12,283.

 (7) The Named Executive Officers began employment on June 4, 1998, the date of the Merger. The salaries indicated for 1998 consist of salary payments from June 5, 1998 through December 31, 1998 based on the following annual base salaries: Mr. Michaux---$350,000; Mr. Blair--$300,000;
     Mr. Slater--$300,000; Mr. Sargeant--$270,000; and Mr. Fuller--$214,617.

 (8) Consists of 13,800 shares of restricted stock awarded as of February 13, 2001, valued at $45.95 per share.

 (9) Consists of 7,060 shares of restricted stock awarded as of February 28, 2000, valued at $33.75 per share.

(10) Consists of 6,200 shares of restricted stock awarded as of February 17, 1999, valued at $32.00 per share.

(11) Consists of 13,300 shares of restricted stock awarded as of February 13, 2001, valued at $45.95 per share.

(12) Consists of 5,690 shares of restricted stock awarded as of February 28, 2000, valued at $33.75 per share.

(13) Consists of 4,710 shares of restricted stock awarded as of February 17, 1999, valued at $32.00 per share.

(14) Consists of 11,000 shares of restricted stock awarded as of February 13, 2001, valued at $45.95 per share.

(15) Consists of 5,610 shares of restricted stock awarded as of February 28, 2000, valued at $33.75 per share.

(16) Consists of 4,960 shares of restricted stock awarded as of February 17, 1999, valued at $32.00 per share.

(17) Consists of 9,925 shares of restricted stock awarded as of February 13, 2001, valued at $45.95 per share. For 2000, includes for Mr. Sargeant $137,996 on account of a grant to him of 418,171 restricted shares of Realeum, Inc. common stock subject to vesting. Contemporaneously with such grant, each of Messrs. Michaux, Blair, Slater and Fuller indirectly purchased an interest in shares of common stock of Realeum, Inc. for $.33 per share, which was the fair market value of the shares as determined at the time by the Company and Realeum, Inc. See "Certain Relationships and Related Transactions--Indirect Grant and Sale of Interests in Realeum, Inc." Mr. Sargeant's grant of restricted Realeum common stock was made on June 21, 2000, and 1/3 of such shares vest on June 21, 2001, with the balance vesting in equal monthly installments through June 21, 2004.

(18) Consists of 4,190 shares of restricted stock awarded as of February 28, 2000, valued at $33.75 per share.

(19) Consists of 3,930 shares of restricted stock awarded as of February 17, 1999, valued at $32.00 per share.

(20) Consists of 8,500 shares of restricted stock awarded as of February 13, 2001, valued at $45.95 per share.

(21) Consists of 3,630 shares of restricted stock awarded as of February 28, 2000, valued at $33.75 per share.

(22) Consists of 3,410 shares of restricted stock awarded as of February 17, 1999, valued at $32.00 per share.

OPTION GRANTS WITH RESPECT TO FISCAL YEAR 2000

    The following table sets forth the options to purchase Common Stock granted with respect to the fiscal year ended December 31, 2000 to the Company's Named Executive Officers.

                                                                                                  POTENTIAL
                                                      INDIVIDUAL GRANTS                          REALIZABLE
                                      --------------------------------------------------      VALUE AT ASSUMED
                                      NUMBER OF     PERCENT OF                                 ANNUAL RATES OF
                                        SHARES     TOTAL OPTIONS                                 STOCK PRICE
                                      UNDERLYING    GRANTED TO                                  APPRECIATION
                                       OPTIONS       EMPLOYEES     EXERCISE                  FOR OPTION TERM(2)
                                       GRANTED      FOR FISCAL      PRICE     EXPIRATION   -----------------------
NAME                                    (#)(1)       YEAR 2000      ($/SH)       DATE        5%($)        10%($)
----                                  ----------   -------------   --------   ----------   ----------   ----------
Richard L. Michaux..................  70,000(3)         8.2%        $45.95      2/13/11    $2,022,841   $5,126,273
Bryce Blair.........................  68,000(3)         8.0%         45.95      2/13/11     1,965,045    4,979,808
Robert H. Slater....................  53,000(3)         6.2%         45.95      2/13/11     1,531,579    3,881,321
Thomas J. Sargeant..................  46,000(3)         5.4%         45.95      2/13/11     1,329,295    3,368,694
Samuel Fuller.......................  44,500(3)         5.2%         45.95      2/13/11     1,285,949    3,258,845

------------------------

(1) A total of 850,068 options to purchase Common Stock were granted to employees of the Company with respect to the fiscal year ended December 31, 2000. This chart excludes options granted on February 28, 2000 with respect to the fiscal year ended December 31, 1999 in the following amounts:
    Mr. Michaux--59,400; Mr. Blair--49,500; Mr. Slater--46,200;
    Mr. Sargeant--39,600; and Mr. Fuller--36,300.

(2) The options will only have value if they are exercised, and that value will depend entirely on the share price of Common Stock on the exercise date. Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions for illustrative purposes only and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) These options were granted on February 13, 2001 and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. See "Proposal 2 -- Summary of the Stock Incentive Plan" for a summary of the terms of the Stock Incentive Plan.

OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table sets forth the aggregate number of options to purchase Common Stock that were exercised in 2000 and the value of options held as of December 31, 2000 by the Company's Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL YEAR-END 2000 OPTION VALUES

                                                                                             VALUE OF
                                                              NUMBER OF SECURITIES         UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                               OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                SHARES                              YEAR-END                 YEAR-END
                              ACQUIRED ON       VALUE             EXERCISABLE/             EXERCISABLE/
NAME                          EXERCISE(#)   REALIZED($)(1)      UNEXERCISABLE(#)       UNEXERCISABLE($)(2)
----                          -----------   --------------   ----------------------   ----------------------
Richard L. Michaux..........   115,245(3)    $1,433,959(3)          212,742/100,733   $  2,674,217/1,721,842
Bryce Blair.................     5,137(4)        70,018(4)          198,148/107,167      3,011,971/1,706,901
Robert H. Slater............    31,243(5)       641,097(5)          172,043/103,868      2,399,981/1,652,867
Thomas J. Sargeant..........    13,748(6)       238,091(6)          125,990/118,465      1,850,174/1,758,538
Samuel B. Fuller............           0                0            106,424/77,367      1,764,068/1,259,683

------------------------

(1) Unless otherwise described in the footnotes below, the exercise price for each option exercise set forth in this table is $26.6823 per share.

(2) Based on the last reported sale price of the Company's Common Stock on the NYSE on December 29, 2000 of $50.125 per share.

(3) Consists of (i) the exercise of 104,002 Non-Qualified Stock Options ("NQSOs") on May 1, 2000 and a sales price of $39.125 per share, and
    (ii) the exercise of 11,243 Incentive Stock Options ("ISOs") on May 1, 2000. The fair market value of the underlying shares of Common Stock on May 1, 2000 was $39.125 per share.

(4) Consists of the exercise of 5,137 ISOs on May 8, 2000 in exchange for 3,400 shares of the Company's Common Stock. The fair market value of the underlying shares of Common Stock on May 8, 2000 was $40.3125 per share.

(5) Consists of (i) the exercise on August 1, 2000 of 6,000 NQSOs and a sales price of $47.00 per share and 14,000 NQSOs and a sales price of $47.25 per share, and (ii) the exercise of 11,243 ISOs on July 28, 2000. The fair market value of the underlying shares of Common Stock on July 28, 2000 was $47.25 per share.

(6) Consists of (i) the exercise of 5,000 NQSOs on July 31, 2000 and a sales price of $46.8215 and 5,000 NQSOs on August 1, 2000 and a sales price of $47.13, and (ii) the exercise of 3,748 ISOs on March 28, 2000. The fair market value of the underlying shares of Common Stock on March 28, 2000 was $36.0625 per share.

MERGER EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

    The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to the Company's periodic filings with the SEC.

    MERGER EMPLOYMENT AGREEMENTS. On March 9, 1998, the Company entered into three-year employment agreements (collectively, as amended, the "Merger Employment Agreements") with Messrs. Michaux, Blair, Sargeant and Slater, all of which became effective upon completion of the Merger. In consideration of the new employment agreements and option grants made in connection with the Merger, all of these officers waived any change in control benefits (such as severance payments or acceleration of option or restricted stock vesting) that could have become payable to them as a result of the Merger pursuant to any prior agreements with Avalon Properties. The Merger

Employment Agreements provide for automatic one year renewals after the third year, unless an advance notice of non-renewal is provided by either party to the other at least six months prior to the expiration of the employment term, and an automatic extension of three years upon a change in control of the Company. During any renewal term, base salary increases will be equal to the greater of 5% of the prior year's base salary, a factor based on increases in the consumer price index, or an amount agreed upon by the parties.

    In the event that the Company terminates the executive without Cause (as defined in the Merger Employment Agreements) or due to disability, the executive resigns for Good Reason (as defined in the Merger Employment Agreements, including, but not limited to, a material adverse change in duties and/or position, involuntary relocation, and material breach of the agreement by the Company), or if the executive resigns for any reason within 12 months following a change in control of the Company, then the executive is entitled to severance benefits equal to: (i) cash in an amount equal to three times (two times in the case of a termination due to disability) the sum of an average of prior years'
(A) base salary, (B) cash bonus earned and (C) the value of stock and equity-based compensation awards granted (which value is to be determined by the Compensation Committee) (such average is referred to as the executive's "Covered Average Compensation"); (ii) 36 months of welfare insurance benefits (24 months in the case of a termination due to disability); (iii) the vesting of equity awards; and (iv) continued payment of the whole-life portion of the premiums due on a split-dollar life insurance policy for so long as such payments are due. In addition, if the Company elects not to renew the term of any of the Merger Employment Agreements still in effect, then upon the executive's termination of employment, the Company must provide the executive with the following severance benefits: (i) one times Covered Average Compensation; (ii) 24 months of welfare insurance benefits; (iii) vesting of equity awards; and (iv) continued payment of the whole-life portion of the premiums due on a split-dollar life insurance policy for so long as such payments are due.

    Each of the Merger Employment Agreements provide that, in general, for one year following termination by the Company for Cause or termination by the executive (other than in the event of a constructive termination without Cause) prior to a change in control of the Company, the executive will not compete in the multifamily rental real estate business within 30 miles of residential real estate owned or managed by the Company. In addition, the agreements provide that for one year following termination, the executive will not solicit for employment the employees of the Company.

    EMPLOYMENT AGREEMENT WITH CHIEF OPERATING OFFICER. In connection with his promotion to Chief Operating Officer in February 2001, Mr. Naughton entered into a three-year employment agreement with the Company. The agreement provides for automatic one year renewals after the third year, unless an advance notice of non-renewal is provided by either party to the other at least 90 days prior to the expiration of the employment term, and an automatic extension of three years upon a change in control of the Company. The agreement generally provides for severance benefits under the same circumstances as severance benefits arise under the Merger Employment Agreements. However, except in the case of a termination of employment in connection with a change in control of the Company, the cash severance due Mr. Naughton is less than the cash amount that would be due under the Merger Employment Agreements. In the case of a termination without Cause (or a resignation by Mr. Naughton for Good Reason) that is not in connection with a change in control or a non-renewal, the cash amount due is the sum of (A) two times (one times in the case of a termination due to a relocation requirement or due to disability) an average of base salary plus cash bonus earned in prior years plus (B) one times an average of the value of stock and equity-based compensation awarded in prior years. In addition, the cash severance due for a termination following a non-renewal of the agreement is one times an average of the base salary and cash bonus earned over the prior years and, if it is the executive that voluntarily resigns following a non-renewal, then equity-based awards are not accelerated and the Company is not obligated to continue making payments on Mr. Naughton's split-dollar life insurance policy. Non-compete and non-solicitation provisions apply under Mr. Naughton's agreement that are similar to the non-compete and non-solicitation provisions contained in the Merger Employment Agreements.

    AGREEMENT WITH MR. MEYER. Mr. Meyer retired as Executive Chairman of the Company following the May 10, 2000 annual meeting of stockholders. Although
Mr. Meyer retired from his position as an executive officer of the Company, he has continued to serve as a director and is standing for re-election as a director at the Annual Meeting. In connection with his retirement, the Company entered into a Mutual Release and Separation Agreement and a Retirement Agreement with Mr. Meyer. Under the terms of the Stock Incentive Plan, by reason of his retirement, all stock options owned by Mr. Meyer at the time of his retirement vested. In recognition of Mr. Meyer's contributions to the Company during the 22 years he served the Company, among the arrangements provided for in the Retirement Agreement were the payment to Mr. Meyer following his retirement of $73,374 as a prorated bonus for his services during a portion of 2000; the continued payment of the whole-life portion of the premiums on his split-dollar life insurance policy for so long as such premiums are due; and the forgiveness of a loan made by the Company in the amount of approximately $91,000. In addition, certain option grants that had been made to Mr. Meyer, totalling 259,400 options in the aggregate, were amended so that the terms of such options would not expire until the end of the original grant terms.
Mr. Meyer also entered into a three year consulting agreement with the Company. For a description of Mr. Meyer's consulting arrangement, see "Certain Relationships and Related Transactions."

    AGREEMENT WITH MR. SLATER. The Company and Mr. Slater have agreed that
Mr. Slater's role as an officer of the Company will cease as of April 30, 2001. In connection with Mr. Slater's departure, Mr. Slater and the Company entered into an agreement that provides, in general, that (i) Mr. Slater will make himself available as a consultant to the Company until March 29, 2002 (the expiration date of his current employment agreement), (ii) Mr. Slater is prohibited from engaging in a business that is competitive with the Company until March 29, 2002, and (iii) Mr. Slater is prohibited from soliciting for hire the Company's employees prior to March 29, 2004 (two years after the expiration of his current employment agreement). The Company agreed that Mr. Slater would, in general, be compensated through March 29, 2002, as if he were a full-time officer through that date (i.e., he will continue to be paid his base salary through March 29, 2002, and will receive a cash bonus and a grant of Common Stock and stock options in respect of 2001). In addition, beginning in April 2002, Mr. Slater will be paid, over 12 months, approximately $1.4 million. Following the expiration of his employment agreement, Mr. Slater will receive medical and disability insurance benefits for 24 months (or until comparable benefits are provided by a successor employer) and the Company will continue to pay the whole-life portion of the premiums due on a split-dollar life insurance policy for so long as such payments are due. In connection with his departure and the expiration of his employment agreement, Mr. Slater's restricted stock grants and employee stock options will become fully vested. The stock options granted to Mr. Slater in February 2001 for year 2000 performance, and the stock options to be granted to Mr. Slater in respect of 2001, will also become fully vested; these options will not expire until February 2006 and February 2007, respectively. The Company also agreed with Mr. Slater to waive the Company's repurchase right with respect to Mr. Slater's "LLC shares" in AVB Realeum Employee LLC (see "Certain Relationships and Related Transactions.")

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPOSITION OF COMPENSATION COMMITTEE. The Compensation Committee consists of Lance R. Primis (Chair), Bruce A. Choate, John J. Healy, Jr. and Brenda J. Mixson. The following is a summary of the compensation policies of the Company.

    OBJECTIVES OF EXECUTIVE COMPENSATION. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and contributing to its long-term growth and profitability. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

    The Company compensates its executive officers primarily through a combination of annual base salary, annual cash bonuses and awards under the Stock Incentive Plan. During 2000, the Committee undertook a review of the total compensation paid to officers as compared to the compensation paid to officers of comparable REITs and other real estate companies that were selected based primarily on financial performance, market capitalization and geographic market diversity. An outside compensation consultant was retained to assist in this review. After considering the results of this study, and after considering the historical performance of the Company, the Committee determined that, in general, as a guiding principle the compensation of each officer would be targeted so that in a year when the Company achieves target performance (as determined by the Committee) each officer's total compensation (including the value of restricted shares and employee stock options) would be at approximately the 75th percentile of compensation paid to officers with similar functions and positions at REITs (regardless of property type) that are similar in size to the Company. This principle would serve only as a guide, and an officer could be targeted at more than or less than the 75th percentile based on performance, experience and tenure with the Company. The Committee also determined that, for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the composition of total compensation between base salary, cash bonus and long-term equity would be weighted so that, in a year when target performance is achieved, the base salary, cash bonus and long-term equity components of their compensation would comprise approximately 25%, 25% and 50% of their total compensation, respectively. In the case of other senior officers, the allocation would be more evenly distributed so that base salary and cash bonus would be a greater percentage of total compensation.

    As described above, the Company's compensation program has three principal elements: base salary, a "corporate bonus program" under which an annual cash bonus is paid, and a "long-term incentive goal program" under which stock options and restricted shares are granted.

        BASE SALARY. The Company establishes base salary levels for its key executives after reviewing their duties and making a subjective evaluation of recent performance, after reviewing base salary levels and total compensation for key executives of comparable REITs, and after determining the appropriate level of total compensation for the executive in a year when target performance is achieved.

        CASH BONUS. Under the Company's corporate bonus program, the Compensation Committee may award annual cash bonuses to executive officers and certain other members of management for the achievement of specified performance goals for the Company and the individual. Each year, the Compensation Committee sets for each officer the cash bonus that may be awarded to that officer if threshold, target or maximum goals are achieved. For bonuses in respect of 2000, the goals for determining the cash bonuses that were actually awarded were (i) the achievement of a targeted level of Funds from Operations ("FFO") per share, (ii) the achievement of a targeted level of growth in same store net operating income, (iii) the achievement of a targeted average fixed charge coverage ratio, and (iv) an evaluation of management performance. The weightings applicable to each goal were set in advance. For 2001, the same goals (with new targets) will be employed. For the management performance factor in determining the cash bonus to be paid to officers, the Committee will make a subjective evaluation of the performance of management, as a whole, in accomplishing certain goals of the Company. In making that subjective evaluation, the Committee establishes in advance what accomplishments it is seeking of management.

        LONG-TERM INCENTIVE AWARDS. Stock options and restricted stock granted under the Company's Stock Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of the Company's Common Stock. Generally, options will vest over a period of three years and shares of restricted stock will vest over a period of four years. Each year, the

    Compensation Committee sets for each officer the threshold, target and maximum number of options and restricted shares that may be granted to that officer if threshold, target or maximum goals are achieved. The goals for determining the number of options and shares of restricted stock that were actually awarded in respect of 2000 were (i) total shareholder return on Common Stock during 2000, (ii) the multiple that the price of the Common Stock represents to the Company's FFO per share, as measured against a peer group of apartment REITs, and (iii) an evaluation of management performance. For 2001, the goals will be (i) total shareholder return on an absolute basis and on a relative basis as measured against a peer group of apartment REITs, (ii) the multiple that the price of the Company's Common Stock represents to FFO per share, as measured against a peer group of apartment REITs, and (iii) an evaluation of management performance. The weightings applicable to each goal have been set in advance. The Compensation Committee views stock options and restricted stock as a means of aligning management and stockholder interests and expanding management's long-term perspective.

    COMPENSATION COMMITTEE PROCEDURES. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, none of whom are employed by the Company. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year after financial statements for such year become available. At that time, cash bonuses and grants of stock options and restricted stock, if any, are determined based on the past year's performance, and base salaries and maximum cash bonuses and long term incentive awards for the following fiscal year are set. At meetings held on February 8, 2001 and February 13, 2001, the Compensation Committee determined annual cash bonuses under the corporate bonus program and awards of stock options and restricted stock under the long-term incentive goal program for its officers and certain key employees, as described in the Summary Compensation Table included in this Proxy Statement. The Committee also set financial targets to be used, along with areas for subjective evaluations of management and individual performance, in determining 2001 bonuses.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee considers the Company's financial performance to be the principal determinant in the overall compensation package of the Chief Executive Officer. In determining the cash bonuses and long term incentive awards that should be provided to this officer, the Compensation Committee considers the same financial criteria that are used for other officers. The Committee also considers individual performance of this officer.

    The annual base salary for Mr. Michaux for 2000 was $415,000 as of March 2000, and the Compensation Committee believes that this rate, when considered together with the cash bonus and long-term equity incentive compensation, is consistent with the Company's performance and his contributions to such performance and is in accord with industry practices. Under his Employment Agreement, the base salary for the chief executive officer is reviewed annually and may be increased but not decreased. Under the corporate bonus program, the Compensation Committee approved a $412,500 cash bonus for Mr. Michaux with respect to 2000. The Compensation Committee also awarded Mr. Michaux options to purchase 70,000 shares of Common Stock based upon 2000 performance. These options will become exercisable in equal installments over a three-year period at an exercise price of $45.95 per share, the last reported sale price of the Common Stock on the NYSE on the date of grant, February 13, 2001. This grant of options is intended to enhance the officer's long-term incentive to contribute to the Company's success, and was made without regard to his current share ownership. Finally, the Compensation Committee approved an award of 13,800 shares of restricted stock to Mr. Michaux based upon 2000 performance. One-fifth of these shares vested on February 13, 2001, and the remaining shares vest in four equal annual installments. The cash bonus and long term incentive awards were made following a review by the Committee of the financial performance of the Company and the individual performance of the officer, as described above.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Company's executive compensation program for other executive officers is based on the same performance goals and other factors described above for the Chief Executive Officer. The quantitative performance goals and the relative weighting of the quantitative performance factors described above are the same; the factors used in making a subjective evaluation of officer performance varies, however. The Compensation Committee considers the evaluations and recommendations of the Chief Executive Officer with respect to the compensation of the other executive officers of the Company. In recognition of the Company's achievements during 2000, the Compensation Committee approved the Named Executive Officers' cash bonuses described in the Summary Compensation Table for the Company's fiscal year 2000 pursuant to the corporate bonus program.

    For all of the Named Executive Officers, the Compensation Committee also considers stock options and restricted stock grants to be an important component of total compensation. As a result of such grants, the Named Executive Officers will, like the Company's other stockholders, benefit from an appreciation in the Common Stock price. Based on 2000 performance, following the end of 2000 the Compensation Committee authorized the grant to Messrs. Blair, Slater, Sargeant, and Fuller, of options to purchase 68,000, 53,000, 46,000, and 44,500 shares of Common Stock, respectively. All of these options become exercisable in three equal annual installments at an exercise price of $45.95 per share, the last reported sale price of the Common Stock on the NYSE on the date of grant, February 13, 2000. In addition, the Compensation Committee approved the grant to each of Messrs. Blair, Slater, Sargeant, and Fuller of 13,300, 11,000, 9,925, and 8,500 shares of restricted stock, respectively. In each case, one-fifth of the shares granted vested on February 13, 2000, and the remaining four-fifths vest in four equal annual installments.

    The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Code, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and because all distribution requirements under the Code were satisfied, the Company is not subject to federal income taxes, and the payment of compensation that does not satisfy the requirements of
Section 162(m) will not affect the Company's net income. To the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly guided by considerations relating to Section 162(m).

    SUBMITTED BY THE COMPENSATION COMMITTEE:

           Lance R. Primis (Chair)
           Bruce A. Choate
           John J. Healy, Jr.
           Brenda J. Mixson

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context during 2000, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards

No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management.

    Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the SEC.

    SUBMITTED BY THE AUDIT COMMITTEE

           Bruce A. Choate (Chair)
           Michael A. Futterman
           Lance R. Primis
           Allan D. Schuster

FISCAL 2000 AUDIT FEE SUMMARY

    During fiscal year 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and approximate amounts:

Audit fees                                                       $162,500
Financial information systems design
  and implementation fees                                        $856,000(1)
All other fees                                                   $325,000

------------------------

(1) Of this amount, $509,000 were fees paid by Realeum, Inc. during all of 2000 to Arthur Andersen LLP for financial information systems design and implementation fees. The Company was one of three real estate investment trusts that formed Realeum, Inc., and after Realeum received third party venture financing in August 2000, the Company retained only a minority interest in Realeum.

The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor's independence.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison, from December 1995 through December 2000, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's ("S&P") 500 Index, and a peer group index composed of 19 publicly-traded apartment REITs, including the Company (the "NAREIT Apartment Index"). The NAREIT Apartment Index includes only REITs that invest directly or indirectly solely in the equity ownership of multifamily residential apartment communities. Upon written request to the Company's Secretary, the Company will provide any stockholder with a list of the REITs included in the NAREIT Apartment Index.

                         12/95       6/96      12/96       6/97      12/97       6/98      12/98       6/99      12/99       6/00
                        --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
AvalonBay                 100       110.17     157.77     166.01     178.75     178.10     167.68     186.76     180.19     223.58
Apartment REITs           100       106.11     128.93     136.93     149.61     146.40     136.48     154.82     151.12     173.43
S&P 500                   100       110.10     122.96     148.30     163.99     193.04     210.86     236.95     255.20     254.11

                         12/00
                        --------
AvalonBay                274.63
Apartment REITs          204.81
S&P 500                  231.96

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       AVALONBAY  APARTMENT REITS  S&P 500
12/95        100              100      100
6/96      110.17           106.11   110.10
12/96     157.77           128.93   122.96
6/97      166.01           136.93   148.30
12/97     178.75           149.61   163.99
6/98      178.10           146.40   193.04
12/98     167.68           136.48   210.86
6/99      186.76           154.82   236.95
12/99     180.19           151.12   255.20
6/00      223.58           173.43   254.11
12/00     274.63           204.81   231.96

    The historical information set forth above is not necessarily indicative of future performance. Data for the NAREIT Apartment Index and the S&P 500 Index were provided to the Company by NAREIT.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Lance R. Primis, Bruce A. Choate, John J. Healy, Jr., and Brenda J. Mixson. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a director).

PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock as to (i) each person or entity who is known by the Company to have beneficially owned more than five percent of the Common Stock as of December 31, 2000,
(ii) each of the Company's directors and Nominees, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group, based on representations of officers and directors of the Company as of February 1, 2001 (unless otherwise indicated) and filings through February 2001 received by the Company on Schedule 13G and Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such information was provided by the stockholders listed (unless otherwise indicated) and reflects their beneficial ownership known by the Company. All percentages have been calculated as of February 1, 2001 and are based upon 67,366,948 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

                                                             NUMBER OF SHARES               PERCENT
                   NAME AND BUSINESS                         OF COMMON STOCK                OF CLASS
              ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED (1)              (%)
              ---------------------------                 ----------------------            --------
Gilbert M. Meyer........................................         1,442,965(2)                  2.1%
Richard L. Michaux......................................           706,989(3)                   1.0
Bruce A. Choate.........................................            42,500(4)(5)                  *
Michael A. Futterman....................................            61,215(5)(6)(7)               *
John J. Healy, Jr.......................................            41,000(8)(9)                  *
Brenda J. Mixson........................................            46,000(4)                     *
Lance R. Primis.........................................            24,000(10)                    *
Allan D. Schuster.......................................            58,435(7)(11)                 *
Bryce Blair.............................................           334,841(12)                    *
Thomas J. Sargeant......................................           207,504(13)                    *
Robert H. Slater........................................           328,056(14)                    *
Samuel B. Fuller........................................           169,762(15)                    *
Charles D. Peebler, Jr..................................                --                        *
Amy P. Williams.........................................                --                        *
All directors and executive officers as a group (16
  persons)..............................................         3,732,397(16)                  5.4
LaSalle Investment Management, Inc. 200 East Randolph
  Drive, Chicago, Il 60601..............................         5,312,520(17)                  7.9
Cohen & Steers Capital Management, Inc.
  757 Third Avenue, New York, NY 10017..................         4,860,800(18)                  7.4
Stichting Pensioenfonds ABP
  Oude Lindestraat 70, Postbus 2889,
  6401 DL Heerlen, The Netherlands......................         3,719,062(19)                  5.6
Morgan Stanley Dean Witter & Co.
  1585 Broadway, New York, NY 10036.....................         6,902,392(20)                 10.3

------------------------

*   Less than one percent

 (1) Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed. Each individual disclaims beneficial ownership as to any reported ownership by a spouse or child.

 (2) Includes (i) 521,400 shares issuable upon the exercise of stock options that vest on or before April 1, 2001 and (ii) 921,565 shares owned jointly with spouse. Does not include 26,008 shares issuable in the future under deferred stock awards granted pursuant to elections made under the Stock Incentive Plan.

 (3) Includes (i) 253,209 shares issuable upon the exercise of stock options that vest on or before April 1, 2001, (ii) 2,173 shares owned by Mr. Michaux's spouse, and (iii) 52,244 shares owned by The Michaux Family LLC.

 (4) Includes 38,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

 (5) Does not include 7,774 shares issuable in the future under a deferred stock award granted pursuant to an election under the Stock Incentive Plan.

 (6) Includes 7,683 shares held jointly with spouse.

 (7) Includes 49,195 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

 (8) Includes 35,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

 (9) Does not include 4,274 shares issuable in the future under a deferred stock award granted pursuant to an election under the Stock Incentive Plan.

(10) Includes 20,000 shares issuable upon the exercise of stock options that vest on or before April 1, 2001. Does not include 2,333 shares issuable in the future under a deferred stock award granted pursuant to an election under the Stock Incentive Plan.

(11) Does not include 1,659 shares issuable in the future under a deferred stock award granted pursuant to an election under the Stock Incentive Plan.

(12) Includes 256,816 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

(13) Includes (i) 165,694 shares issuable upon the exercise of stock options that vest on or before April 1, 2001, (ii) 1,352 shares held by Mr. Sargeant's spouse and (iii) 1,382 shares held in trust for minor children.

(14) Includes (i) 229,611 shares issuable upon the exercise of stock options that vest on or before April 1, 2001 and (ii) 1,152 shares owned indirectly for minor children.

(15) Includes 129,892 shares issuable upon the exercise of stock options that vest on or before April 1, 2001.

(16) Does not include the beneficial ownership of executive officers whose employment with the Company terminated prior to the date of this Proxy Statement.

(17) The information reported includes 4,371,638 shares beneficially owned by LaSalle Investment Management (Securities), L.P. ("LaSalle Securities"), a Maryland limited partnership, the limited partner of which is LaSalle Investment Management, Inc. ("LaSalle"). Information reported is based upon a Schedule 13G filed with the SEC on February 12, 2001 reporting beneficial ownership as of December 31, 2000. The Schedule 13G indicates that the reporting entities are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that
     (i) LaSalle has shared dispositive power with respect to 940,882 shares and shared voting power with respect to 245,858 shares, and (ii) LaSalle Securities has sole dispositive power with respect to 233,030 shares, shared dispositive power with respect to 4,138,608 shares, sole voting power with respect to 285,724 shares and shared voting power with respect to 3,945,425 shares.

(18) Information reported is based upon a Schedule 13G filed with the SEC on February 14, 2001 reporting beneficial ownership as of December 31, 2000. This Schedule 13G indicates that the reporting entity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that the reporting entity has sole dispositive power with respect to all of the shares and sole voting power with respect to 4,091,500 of the shares. The reporting entity has no shared dispositive or voting power with respect to the shares.

(19) Information reported is based upon a Schedule 13D filed with the SEC on December 19, 2000 reporting beneficial ownership as of August 31, 2000. The
     Schedule 13D indicates that the reporting entity has sole dispositive power and sole voting power with respect to all of the shares. The reporting entity has no shared dispositive or voting power with respect to the shares.

(20) The information reported includes 3,360,926 shares beneficially owned by Morgan Stanley Dean Witter Investment Management Inc., ("Morgan Stanley Investment"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). Information reported is based upon a Schedule 13G filed with the SEC on February 8, 2001 reporting beneficial ownership as of December 31, 2000. The Schedule 13G indicates that the reporting entities are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that (i) Morgan Stanley has shared dispositive power with respect to 3,541,466 shares and shared voting power with respect to 2,964,960 shares, and (ii) Morgan Stanley Investment has shared dispositive power with respect to 3,360,926 shares and shared voting power with respect to 2,797,520 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16 and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders") to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to
Section 16(a) of the Exchange Act need be filed. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2000, all filing requirements applicable to the Insiders were timely satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

PURCHASE OF MORTGAGE LOAN.

    Messrs. Michaux and Blair are partners of an entity that is the general partner of Arbor Commons Associates Limited Partnership ("Arbor Commons Associates"). Concurrently with Avalon Properties' initial public offering in November 1993 (the "Avalon Properties Offering"), Avalon Properties purchased an existing participating mortgage loan made to Arbor Commons Associates that was originated by CIGNA Investments, Inc. The mortgage loan is secured by the borrower's interests in the Avalon Arbor community. Avalon Properties purchased the mortgage loan, rather than the Avalon Arbor community, to avoid the current recapture of certain low income housing tax credits by certain unaffiliated third party investors. This loan has an outstanding principal amount of approximately $30 million and accrues interest at a fixed rate of 10.2% per annum, payable at 9% per annum. Under the terms of the loan, the Company (as successor to Avalon Properties) receives (as contingent interest) 50% of the cash flow after the 10.2% accrual rate is paid and 50% of the residual profits upon the sale of the community.

SUBLEASE OF SAN JOSE OFFICE SPACE TO GREENBRIAR HOMES.

    Following a consolidation of accounting functions in Alexandria, Virginia, the Company determined to sublease to a third party approximately 8,500 square feet of space in its San Jose office. Greenbriar Homes, of which Gilbert M. Meyer, a director, is the founder and a controlling stockholder, already had office space in the same building as the Company. Greenbriar Homes expressed an interest in subleasing the space from the Company. The Company obtained two competing bids after a search was conducted by an independent broker. The net receipts to the Company under the two competing bids and under the offer by Greenbriar Homes would have been nearly identical, after taking into account brokerage commissions and moving, cleaning and relocation expenses. Based on the nearly identical net receipts, and the fact that the Company determined that Greenbriar would be a better credit risk given that it was known well to the Company, the Company determined to sublease the space to Greenbriar Homes. Under the lease, which runs from September 1, 1999 to August 31, 2001, Greenbriar Homes pays to the Company approximately $20,552 per month to sublease the space.

INDEBTEDNESS OF MANAGEMENT.

    The Company has adopted a loan program under which the Company lends amounts to or on behalf of employees ("Stock Loans") equivalent to the employees' tax liabilities related to grants of restricted stock to the employees under the Stock Incentive Plan (the "Grant Awards"). The amount of each advance extended to an employee under a Stock Loan is determined on the date or dates on which the Grant Award vests and equals the amount of the tax liability related to the portion of the Grant Award then vesting, calculated using the employee's actual blended state, local and federal tax rate up to a maximum rate of 40% plus the tax liability related to the then current projected annual dividend income generated by the Grant Award calculated at a 40% tax rate (federal, state and local combined). Each employee who receives such a Stock Loan executes a promissory note (a "Note") payable to the Company.

    Each Note bears interest at the Long Term Applicable Federal Rate (6.49% for Stock Loans made in 2000) in effect on the date of the Note (the "Interest Rate") and such rate is fixed until the fifth anniversary of the Note, on or after which date the Note becomes immediately due and payable upon demand by the Company (the "Maturity Date"). After the fifth anniversary of the Note and until the Maturity Date, interest continues to accrue at either the Interest Rate or, if the prevailing Short Term Applicable Federal Rate is greater or less than the Interest Rate by an increment of 4.0%, then interest accrues at the prevailing Short Term Applicable Federal Rate. Vested shares of the Grant Award serve as collateral (the "Pledged Stock") for each Note until such time as the Note has been paid in full. All dividends related to the employee's Grant Award (including dividends on unvested shares) are applied to the outstanding Stock Loan balance, first to interest, then to outstanding principal. If the market value of the Pledged Stock declines such that the Stock Loan exceeds 50% of the value of the Pledged Stock (the "LTV ratio"), then the Company may require the employee to make a cash payment sufficient to bring the LTV ratio below 50%, or the Company may sell or otherwise dispose of the amount of Pledged Stock needed to bring the LTV ratio below 50%. The Company's recourse against an employee under the Notes for satisfaction of the Stock Loans and all other amounts due is limited to the Company's rights in the Pledged Stock.

    As of December 31, 2000, the Company had extended Stock Loans totaling $770,173 to its employees, including the amounts of $265,472, $129,399, and $89,738 which were extended to Messrs. Michaux, Blair and Sargeant, respectively.

    Pursuant to a Promissory Note and Pledge and Security Agreement dated June 15, 2000, the Company advanced to Mr. Fuller $450,000, of which approximately $79,000 was used to repay amounts he had previously borrowed under the Stock Loan program described above and approximately $371,000 was used for personal purposes. Until the fifth anniversary of this loan, the loan bears interest at the rate of 6.49%, which was the Long Term Applicable Federal Rate in effect at the time the loan was made. After the fifth anniversary, the loan will bear interest at 6.49%, or, if the prevailing Short Term Applicable Federal Rate then in effect is greater than 10.49% or less than 2.49%, then at the prevailing Short Term Applicable Federal Rate thereafter in effect from time to time. This is a full recourse loan, and in addition is secured by a pledge of 19,833 shares of Common Stock owned by Mr. Fuller (including 4,625 shares still subject to vesting) as well as Mr. Fuller's rights in 183,178 employee stock options (including options still subject to vesting). Dividends on the Common Stock securing the loan are applied to payment of interest and principal on the loan, and as of December 31, 2000, $448,589 was outstanding. If this loan is not repaid in full by June 15, 2005, then at any time thereafter the Company in its sole discretion may demand repayment. In addition, Mr. Fuller will be required to repay the loan in full within sixty days following his termination of employment with the Company for any reason.

ARRANGEMENT REGARDING COMMISSION PAYABLE BY A THIRD PARTY.

    In 1998, American Realty Capital, Inc. ("American Realty"), a closely held real estate company of which Michael A. Futterman, a director of the Company who is not standing for re-election, is the Chairman, became aware that a parcel of land was available for sale in Stamford, Connecticut. Mr. Futterman informed the President of Avalon Properties that the site was available and introduced representatives of Avalon Properties to the person holding a purchase right to the site (the "Site Contract Owner"). After review, Avalon Properties decided that it was not interested at that time in pursuing the acquisition of the site. After Avalon Properties determined that it would not pursue the site, American Realty agreed in writing with the Site Contract Owner that, if American Realty successfully acted as agent in locating a buyer for the site, American Realty would earn a commission. After the Merger, the Company determined that, due to changed circumstances, the site could fit well with the Company's development strategy, and the Company negotiated a purchase agreement with the Site Contract Owner. Pursuant to American Realty's agreement with the Site Contract Owner, when the Company's purchase agreement closed in May 2000 American Realty was paid a commission of $250,000.

INDIRECT GRANT AND SALE OF INTERESTS IN REALEUM, INC.

    The Company, together with other leading real estate investment trusts, formed Realeum, Inc. to develop a web-based property management operating solution. On August 18, 2000, Realeum, Inc. received third party venture capital financing, which reduced the Company's equity stake in Realeum to a minority position. In connection with the formation of Realeum, the Company transferred 991,750 shares of non-voting common stock in Realeum (approximately 12% of the Company's holdings in Realeum) to a newly formed entity, AVB Realeum Employee LLC (the "Employee LLC"). The Employee LLC then granted or sold 991,750 "LLC shares," representing all of the membership interests in the Employee LLC, to associates of the Company. Specifically, the Company granted 1,000 LLC shares to 99 associates (including officers of the Company) and sold 891,750 LLC shares to officers of the Company. The value of the non-voting common stock, as determined by the Company and the Realeum Board of Directors, was $0.33 per share. Although each LLC share in the Employee LLC results in an indirect economic interest in one non-voting share of common stock of Realeum, the Company as managing member of the Employee LLC has complete power over the disposition or, where applicable, voting of the Realeum shares held by the Employee LLC. Messrs. Michaux, Blair, Slater and Fuller purchased 86,393, 83,317, 81,274 and 58,389 LLC shares, respectively. (Mr. Sargeant did not receive a grant of LLC shares nor did he have the opportunity to purchase LLC shares. However, in his capacity as a director of Realeum, Mr. Sargeant received directly from Realeum a grant of 418,171 restricted shares of Realeum common stock that are subject to vesting).

    The 1,000 LLC shares granted to each of 99 associates vest over four years. Upon a termination of employment the unvested LLC shares are forfeited (except in the case of a termination by the Company without Cause) and the vested LLC shares are subject to a one year repurchase right by the Company for fair market value. The LLC shares that were purchased by officers also vest over four years. Upon a termination of employment, the Company will have the right (i) to purchase any vested LLC shares for fair market value during the following year, and (ii) to repurchase any unvested LLC shares for the lesser of (a) fair market value or (b) their original purchase price plus an amount in the nature of interest thereon at 8% per annum.

CONSULTING AND NONCOMPETITION ARRANGEMENT WITH MR. MEYER.

    In March 2000, the Company and Mr. Meyer announced that Mr. Meyer would retire as Executive Chairman of the Company following the 2000 annual meeting of stockholders. Although Mr. Meyer ceased his day to day involvement with the Company as an executive officer, Mr. Meyer continues to serve as a director and is standing for re-election as a director. In addition, pursuant to a consulting agreement, Mr. Meyer agreed to serve as a consultant to the Company for three years following his retirement. In such capacity he assists with respect to transitional matters that may arise in connection with his retirement, he responds to requests for assistance or information concerning business matters with which he became familiar while employed, and he provides business advice and counsel to the Company with respect to business strategies and acquisitions, dispositions, development and redevelopment of multifamily rental properties. In addition, Mr. Meyer agreed that during the three year consulting period he will not participate, as an officer, employee, consultant or in any other manner, in the affairs of a publicly-traded REIT or publicly-traded real estate company that, in either case, is primarily or significantly involved in the ownership, operation, management or rental of multifamily apartment homes. During the three-year consulting and noncompetition arrangement, the Company will pay to Mr. Meyer an annual fee of $1,395,000. In addition, in recognition of extra efforts that were needed during the first four calendar quarters of his retirement on account of transitional matters, the Company paid to Mr. Meyer an additional 5,880 shares of Common Stock per calendar quarter. In addition to the consulting agreement, in connection with Mr. Meyer's retirement the Company also entered into a Mutual Release and Separation Agreement and a Retirement Agreement (see "Employment Agreements and Severance Arrangements"). Pursuant to the Retirement Agreement, additional noncompetition arrangements of a more restrictive nature than described above will apply for so long as Mr. Meyer serves as a director of the Company.

                                   PROPOSAL 2
                    AMENDMENT OF 1994 STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

PROPOSED AMENDMENT

    In March 2001, the Board of Directors voted to amend the Stock Incentive Plan to change the manner in which increases in the size of the Stock Incentive Plan will be determined. The Board is recommending this amendment to the Company's stockholders for approval. The amendment to the Stock Incentive Plan described below will become effective only if this Proposal 2 is approved by the Company's stockholders.

    As currently written, without giving effect to the proposed amendment, the number of shares (i.e., shares underlying options, restricted shares, deferred stock awards, etc.) available for issuance each year under the Stock Incentive Plan will increase by 9.9% of any net increase in the number of outstanding shares of Common Stock during the year. Specifically, the number of shares presently available for issuance is the sum of (a) 2,500,000 shares of Common Stock and (b) an amount equal to 9.9% of the net increase in the number of shares of Common Stock outstanding from time to time after April 13, 1998. Immediately after the June 4, 1998, merger of Avalon Properties, Inc. and Bay Apartment Communities, the size of the Stock Incentive Plan was 6,200,238 and, after giving effect to awards that had been made and not forfeited, 4,225,492 shares were then available for issuance under the plan. As of March 1, 2001, the size of the plan was 6,576,859, an increase of only 376,621 shares over the last thirty-four months. Of this amount, after giving effect to awards that have been made and not forfeited, as of March 1, 2001, 2,357,384 shares remained available for issuance under the plan.

    The proposed amendment is to change the manner in which the annual increase in the number of shares available for issuance under the Stock Incentive Plan is determined so that the increase in the plan size no longer depends on increases in the outstanding number of shares of Common Stock. Instead, the plan size would be increased at the end of each year by adding to the plan a number of shares equal to a percentage (ranging from 0.48% to 1.00%) of all outstanding shares of Common Stock at the end of the year (this number of outstanding shares is referred to below as the "Year End Outstanding Shares"). (In determining the number of Year End Outstanding Shares, it would be assumed that all units of limited partnership interests in subsidiary partnerships structured as DownREITs that are subject to redemption rights are exchanged for shares of Common Stock. At March 1, 2001, the Company had 67,378,263 shares of Common Stock outstanding as well as 670,671 DownREIT units that would be included in the Year End Outstanding Shares.) The exact percentage used would be determined based on the percentage of all awards made under the Stock Incentive Plan during the calendar year that were in the form of stock options with an exercise price equal to the fair market value of a share of Common Stock on the date of the grant. More specifically, the percentage of the Year End Outstanding Shares that would be added to the size of the Stock Incentive Plan each year would be determined pursuant to the following table:

        IF OPTIONS GRANTED DURING THE             THEN THE SIZE OF THE STOCK INCENTIVE PLAN
        CALENDAR YEAR CONSTITUTE THE                   WOULD BE INCREASED BY ADDING A
     FOLLOWING PERCENTAGE OF ALL AWARDS                 NUMBER OF SHARES EQUAL TO THE
       MADE UNDER THE STOCK INCENTIVE                    FOLLOWING PERCENTAGE OF THE
       PLAN DURING THE CALENDAR YEAR:                  "YEAR END OUTSTANDING SHARES":
     ----------------------------------           -----------------------------------------
               50.00 to 52.49%                                      0.48%
               52.50 to 54.99                                       0.50
               55.00 to 57.49                                       0.52
               57.50 to 59.99                                       0.55
               60.00 to 62.49                                       0.58
               62.50 to 64.99                                       0.61
               65.00 to 67.49                                       0.64
               67.50 to 69.99                                       0.68
               70.00 to 72.49                                       0.72
               72.50 to 74.99                                       0.76
               75.00 to 77.49                                       0.82
               77.50 to 79.99                                       0.87
               80.00 to 82.49                                       0.94
               82.50 to 84.99                                       0.96
               85.00% or more                                       1.00

    EXAMPLE: To illustrate how the formula in the above table would work, assume that during calendar year 2002 the only awards made by the Company under the Stock Incentive Plan were an aggregate of 800,000 stock options and shares of restricted stock. Of these, 640,000 (or 80%) were options and 160,000 (or 20%) were restricted shares. As of December 31, 2002, assume that the Company had outstanding 67,000,000 shares of Common Stock and 1,000,000 units of limited partnership interest in DownREIT partnerships that may be exchanged for shares of Common Stock. Therefore, following the table above, this means that on December 31, 2002, the Company would increase the number of available shares under the Stock Incentive Plan by multiplying 68,000,000 by 0.94%, (i.e., 639,200 shares of Common Stock would be added to the number of available shares reserved under the Stock Incentive Plan).

    If the proposal is adopted, the Stock Incentive Plan would also be amended to provide that at least 50% of the awards granted under the Stock Incentive Plan in any calendar year shall be in the form of stock options with an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

    The number of shares of Common Stock reserved for issuance under the Stock Incentive Plan will remain subject to adjustment for stock splits, stock dividends and similar events.

REASONS FOR AMENDMENT

    The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company and that it will be necessary to continue making awards to attract, motivate and retain the caliber of directors, officers and other employees necessary for our future growth and success. The Board believes that the proposed amendment to the Stock Incentive Plan is necessary to provide for an adequate number of awards available for grant under the Stock Incentive Plan. From January 1, 1999 through December 31, 2000, the Company achieved a total return for stockholders of 63.4% (27.8% on an annualized basis). As described in our Report on Form 10-K for the year ended December 31, 2000 (being mailed with this proxy statement), during this period the Company also achieved significant increases in funds from operation per share. To finance the

Company's operations, the Company has relied primarily on a self-funding strategy (retaining cash flow and recycling capital from asset sales) and the selective use of debt and preferred stock. This financing strategy has enabled us to finance our operations while maintaining a conservative and flexible capital structure and dividend payout ratio.

    From the time of the closing of the June 4, 1998, Merger, the number of outstanding shares of Common Stock has increased by only approximately 6%, and therefore the Board believes that the current procedure of annually increasing the size of the Stock Incentive Plan based on increases in outstanding shares of Common Stock is not appropriate. This method does not adequately recognize that the Company has been able to fund significant growth without issuing large amounts of common equity. Rather, the Board believes that the procedure for increasing the plan size set forth in the proposed amendment is more appropriate. With this procedure, the size of the Stock Incentive Plan would be increased at the end of each year by adding a number of shares equal to between 0.48% and 1.00% of the outstanding shares of Common Stock and DownREIT units at the end of each year. This methodology for increasing the Stock Incentive Plan size recognizes that the Company will need to continue to make stock based awards to attract and retain talented executives even if the outstanding number of shares of Common Stock and DownREIT units does not increase significantly.

    As noted in the Report of the Compensation Committee of the Board of Directors, the Board believes that grants of long-term, equity-based awards should comprise a significant percentage of the compensation of officers in order to motivate, incentivize and retain these individuals. The Board believes that the proposed amendment will give the Company the flexibility to continue providing appropriate levels of equity-based compensation to officers and associates. Accordingly, the Board believes that the proposed amendment is in the best interest of stockholders and recommends that stockholders approve the proposed amendment.

SUMMARY OF THE STOCK INCENTIVE PLAN

    The following description of material terms of the Stock Incentive Plan, as amended, is intended to be a summary only. This summary is qualified in its entirety by the full text of the Stock Incentive Plan, as amended, which is being filed with the SEC as an appendix to the "Schedule 14A" in which this proxy was filed.

    STOCK INCENTIVE PLAN ADMINISTRATION. The Stock Incentive Plan provides for administration by a committee of not fewer than two non-employee directors (the "Administrator"), as appointed by the Board of Directors from time to time.

    The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Stock Incentive Plan. Without prior stockholder approval, the Administrator may not reprice outstanding options, other than to appropriately reflect changes in the capital structure of the Company.

    ELIGIBILITY AND LIMITATIONS ON GRANTS. All officers, employees, directors and other key persons of the Company and its subsidiaries are eligible to participate in the Stock Incentive Plan, subject to the discretion of the Administrator. Approximately 1,600 employees and seven non-employee directors are currently eligible to participate in the Stock Incentive Plan. In no event may any one participant receive options to purchase more than 300,000 shares of Common Stock (subject to adjustment for stock splits and similar events) during any one-calendar-year period. In addition, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") will not exceed 200,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

    STOCK OPTIONS. Options granted under the Stock Incentive Plan may be either Incentive Stock Options ("Incentive Options") (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Options granted under the Stock Incentive Plan will be Non-Qualified Options if they
(i) fail to meet such definition of Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or
(iii) otherwise so provide. Incentive Options may be granted only to officers or other employees of the Company and its subsidiaries. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons.

    OTHER OPTION TERMS. The Administrator has authority to determine the terms of options granted under the Stock Incentive Plan. Generally, except for options granted in lieu of cash compensation, all options are granted with an exercise price that is not less than the fair market value of the shares of Common Stock on the date of the option grant. The Stock Incentive Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of Common Stock on the NYSE on the date of grant. On March 13, 2001, the closing price of Common Stock as reported on the NYSE was $48.85 per share.

    The term of each option will be fixed by the Administrator and may not exceed ten years from date of grant. Generally, options granted under the Stock Incentive Plan have a ten year term that is subject to early termination following a termination of employment. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Stock Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

    Options granted under the Stock Incentive Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company (either actually or by attestation) of shares of Common Stock which are not then subject to restrictions under any Company stock plan, that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

    At the discretion of the Administrator, stock options granted under the Stock Incentive Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

    To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. Awards of Incentive Options may be granted under the Stock Incentive Plan until May 8, 2011.

    STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. The Stock Incentive Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders will automatically be granted on such day a Non-Qualified Option to acquire 7,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of Common Stock on the date of grant. Each such Non-Qualified Option is exercisable on the first anniversary of the grant date. Such Non-Qualified Options will expire ten years from the date of grant. The Administrator may also make discretionary grants of Non-Qualified Options to non-employee directors.

    RESTRICTED STOCK (OR RESTRICTED UNITS) GRANTED TO NON-EMPLOYEE DIRECTORS. The Stock Incentive Plan provides for the automatic grant of 2,500 shares of restricted stock to each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders. Each director may choose to receive the same number of shares of any grant in restricted units rather than restricted stock. Subject to accelerated stock vesting under certain limited circumstances, such shares of restricted stock (or restricted units) will vest 20% on the date of issuance and on each of the first four anniversaries of the date of issuance. The Administrator may also make discretionary grants of restricted stock (or restricted units) to non-employee directors.

    RESTRICTED STOCK. The Administrator may grant shares (at par value or for a higher purchase price determined by the Administrator) of Common Stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period shall be at least three years, except that in the case of restricted stock that becomes transferable and no longer subject to forfeiture upon the attainment of pre-established performance goals, objectives and other conditions, the vesting period shall be at least one year. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock. In addition, restricted stock may be granted to any participant by the Administrator in lieu of a cash bonus due to such participant pursuant to any other plan of the Company.

    UNRESTRICTED STOCK. The Administrator may also grant shares (at par value or for a higher purchase price determined by the Administrator) of Common Stock which are free from any restrictions under the Stock Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

    DIVIDEND EQUIVALENT RIGHTS. The Administrator may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Stock Incentive Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

    DEFERRED STOCK UNITS. The Administrator may also award deferred stock units that are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

    PERFORMANCE SHARE AWARDS. The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of individual or company performance goals and such other conditions as the Administrator shall determine.

    TAX WITHHOLDING. Participants under the Stock Incentive Plan are responsible for the payment of any federal, state or local taxes which the Company is required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

    CHANGE OF CONTROL PROVISIONS. The Stock Incentive Plan provides that in the event of a "change of control" as defined in the Stock Incentive Plan, all stock options will automatically become fully exercisable. The restrictions and conditions on all other awards will automatically be deemed waived.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Stock Incentive Plan authorizes the Administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the Stock Incentive Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, the Board of Directors in its discretion may provide for appropriate substitutions or adjustments of outstanding stock options or awards. Alternatively, outstanding stock options and awards will terminate; the option holder will receive a cash or in kind payment equal to the excess of the fair market value per share over the applicable exercise price, multiplied by the number of shares of Common Stock covered by the stock option, and the award holder will receive a cash or in kind payment of such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Common Stock pursuant to the business combination.

    AMENDMENTS AND TERMINATION. The Company's Board of Directors may at any time amend or discontinue the Stock Incentive Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the Stock Incentive Plan qualify as Incentive Options or that compensation earned under stock options granted under the Stock Incentive Plan qualifies as performance-based compensation under the Code, amendments to the Stock Incentive Plan will be subject to approval by the Company's stockholders.

NEW STOCK INCENTIVE PLAN BENEFITS

    No grants have been made with respect to the additional shares of Common Stock to be reserved for issuance under the Stock Incentive Plan. The number of shares of Common Stock that may be granted to executive officers and other employees is indeterminable at this time, as such grants are subject to the discretion of the Administrator. The number of shares of Common Stock that may be granted to non-employee directors is fixed under the Stock Incentive Plan, as discussed above. Details on option and restricted stock grants to Named Executive Officers are presented in the tables titled "Summary Compensation Table" and "Option Grants with respect to Fiscal Year 2000." The table below shows information about annual awards to be made to all non-employee directors as a group under the Stock Incentive Plan.

                               NEW PLAN BENEFITS
               1994 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

                                                                 NUMBER OF
                                                                   SHARES        NUMBER OF
                                                                 OF COMMON       SHARES OF
                                                                   STOCK         RESTRICTED
                                                              UNDERLYING STOCK     STOCK/
NAME AND POSITION                                                OPTIONS(1)       UNITS(2)
-----------------                                             ----------------   ----------
All directors who are not executive officers, as a group           49,000          17,500
  (7 persons)...............................................

------------------------

(1) The exercise price of each stock option shall be the fair market value of the Common Stock underlying the stock option as of the date of grant. The value that may be realized from a stock option will depend on the fair market value of the Common Stock upon the exercise of the stock option.

(2) The value of each share of restricted stock as of the date of grant is the fair market value of the Common Stock as of the date of grant.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of transactions under the Stock Incentive Plan. It does not describe all federal tax consequences under the Stock Incentive Plan, nor does it describe state, local or foreign tax consequences. This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of the Company's Common Stock. You are urged to consult your own tax advisor as to the particular tax consequences of the Stock Incentive Plan, including the applicability and effect of any state, local or foreign laws and changes in applicable tax laws.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

    If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the Stock Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

    PARACHUTE PAYMENTS. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control of the Company may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

    LIMITATION ON THE COMPANY'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Stock Incentive Plan may be limited to the extent that a Named Executive Officer who is employed by the Company on the last day of the taxable year receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the
Code).

REQUIRED VOTE AND RECOMMENDATION

    Only stockholders of record of Common Stock as of the Record Date are entitled to vote on this proposal. Proxies will be voted for Proposal 2 unless contrary instructions are set forth in the enclosed Proxy Card. Under Maryland law, this proposal requires the affirmative vote of a majority of all of the votes cast on the matter, and for the purpose of determining the number of votes cast, abstentions are treated under Maryland law as not voting. In addition, the NYSE requires the affirmative vote of a majority of all the votes cast on the proposal and further requires the total number of votes cast on the proposal to represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats abstentions as shares entitled to vote and as votes cast. Broker non-votes will be treated as votes not cast under both Maryland law and NYSE rules for the purpose of determining the number of votes cast on this proposal. Accordingly, in the event more than 50% of the shares entitled to vote are cast on this proposal, broker non-votes will have no effect on this proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3
                              STOCKHOLDER PROPOSAL

PROPOSAL

    The Company has been notified that the Massachusetts Carpenters Pension Fund, or its designated representative, intends to present the following proposal and supporting statement for action at the Annual Meeting. The proponent is the beneficial owner of 1,800 shares of Common Stock and is located at 350 Fordham Road, Suite 4, Wilmington, Massachusetts 01887. The Board of Directors recommends that you vote AGAINST this proposal for the reasons described in its Statement in Opposition, which is set forth immediately below the text of the stockholder's proposal and supporting statement. The stockholder's proposal and supporting statement as submitted read as follows:

    "BE IT RESOLVED: That the shareholders of AvalonBay Communities, Inc. ("Company") urge the Board of Directors to redeem the shareholder rights issued pursuant to the Company's Shareholder Rights Plan unless said Plan is approved by a majority of the voting shares at a meeting of shareholders held as soon as is practical.

    SUPPORTING STATEMENT

    In March 1998, the Board of Directors of the Company unilaterally adopted a Shareholder Rights Plan (commonly known as a "poison pill"). Under the terms of the "poison pill," the Board declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Company Common Stock to stockholders of record as of the close of business on March 10, 1998. Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one one-thousandth of a share of Series E Junior Participating Cumulative Preferred Stock. The Rights become exercisable only if a person or group of affiliated persons acquires, or obtains the right to acquire, ownership of common shares that have 10% or more of the voting power of the outstanding shares of voting stock.

    We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe the future possibility of a takeover justifies the unilateral implementation of such a "poison pill" device. We believe shareholders should have the right to vote on the necessity of such a powerful tool that could be used to entrench existing management.

    "Poison pills" can pose such an obstacle to takeover that management becomes entrenched. We believe that the entrenchment of management, and the lack of accountability that results, can adversely affect shareholder value. While it is impossible to assess the degree to which the poison pill may inhibit performance, it is indisputable that a poison pill effectively deters attempts by shareholders to remove the current Board and its management team for nonperformance. Redemption of the Company's "poison pill" would allow shareholders to consider all tender offers, not just those endorsed by incumbent management.

    The argument that the Directors need a "poison pill" in order to negotiate a better offer from potential bidders or prevent so-called "abusive takeover practices" is unpersuasive. In the past several years, proposals to redeem or allow shareholder votes on "poison pills" have received majority support at numerous U.S. publicly-traded companies including Advanced Micro Devices, Intel, Ryder and Wellman. Moreover, since 1990 Philip Morris, Time Warner, United Technologies and Lockheed have voluntarily redeemed their "poison pills."

    We urge your support FOR the Proposal."

DIRECTORS' STATEMENT IN OPPOSITION TO STOCKHOLDER'S PROPOSAL

    The Board of Directors of the Company recommends a vote AGAINST this proposal for the following reasons:

    HOW THE RIGHTS PLAN WORKS. The Company adopted the Shareholder Rights Plan (the "Rights Plan") in March 1998 and subsequently amended the Rights Plan in February 2000. Under the Rights Plan, if a stockholder acquires beneficial ownership of 10% or more of the Common Stock (the "Ownership Limit"), each stockholder, other than the 10% stockholder, is entitled to purchase Series E Junior Participating Cumulative Preferred Stock at a substantial discount. These purchases would dilute the percentage ownership of the 10% stockholder and reduce the value and voting power of the stock owned by the 10% stockholder. At the request of certain institutional stockholders and in order to more closely align the ownership limitations set forth in the Rights Plan with the ownership limitations in the Company's Articles of Amendment and Restatement of Articles of Incorporation, as amended, the Company amended the Rights Plan in February 2000 to increase from 10% to 15% the limitation on ownership that is applied to certain pension plans and investment companies registered under the Investment Company Act of 1940.

    WHY THE RIGHTS PLAN BENEFITS STOCKHOLDERS. The Board of Directors' objective in adopting the Rights Plan was, and continues to be, to enable it to maximize the value of the Company's Common Stock in the event of an unsolicited acquisition proposal. Because it is unlikely that a person would be willing to incur the economic and voting consequences of the dilution that would likely result if a person acquired shares of Common Stock in excess of the Ownership Limit, the Rights Plan encourages a potential acquiror to negotiate directly with the Board before it exceeds the Ownership Limit. The Board may redeem the Rights at any time, thereby eliminating the dilutive effect, if the Board determines that a proposal is in the Company's stockholders' best interests. The Rights Plan thus maximizes stockholder value in the event of an acquisition proposal in several ways:

- It provides the Board, which the Company believes is in the best position to negotiate on behalf of all stockholders, with the time and flexibility to adequately consider whether an offer is in the best interests of ALL of the Company's stockholders, which otherwise may be difficult in the type of "crisis" environment created by an unsolicited acquisition proposal where a shareholder rights plan is not in place;

- It protects stockholders against potential abusive acquisition processes, such as creeping acquisitions (whereby an acquiror gradually accumulates a controlling block of stock in the open market without paying a control premium) and two-tiered tender offers (whereby an acquiror offers to purchase a controlling block of shares at a certain price and the remaining shares at a lower price), both of which may unfairly pressure stockholders to sell their stock at prices below its fair value and result in unequal treatment of stockholders; and

- It protects stockholders from the costs associated with the distraction to management and employees and the loss of valuable employees caused by the threat of unsolicited acquisition proposals.

    The Rights Plan is designed not to diminish the Board's accountability to the Company's stockholders or promotes management entrenchment. Rather, the Rights Plan enables the Board to carry out its duties to protect stockholders' interests and maximize stockholder value carefully and thoughtfully. As supported by several studies, as discussed below, the Rights Plan does not prevent or inhibit legitimate acquisition proposals, but does enable the Board to protect stockholders from insufficiently funded or inadequate offers. If the careful exercise of the directors' duties reveals a legitimate offer that the Board determines is in the Company's stockholders' best interests, the terms of the Rights Plan provide the Board the power to redeem the Rights to facilitate such an acquisition.

    It should be noted that seven of the nine nominees for election to the Company's Board of Directors at the Annual Meeting are not employees of the Company. The Company's non-employee Directors do not receive any cash compensation for their services, and instead receive all of their compensation in the form of stock-based awards. As a result of the Directors' equity compensation, they share a common financial interest with the Company's common stockholders, which helps to ensure that they will seek to maximize stockholder value in evaluating acquisition proposals.

    STATISTICAL ANALYSES OF SHAREHOLDER RIGHTS PLANS. Contrary to the assertions of the proposal that the Rights Plan discourages potentially beneficial takeovers and that the benefits of shareholder rights plans are unpersuasive, several studies have reported that shareholder rights plans do not deter acquisition proposals and that the premiums received by companies with shareholder rights plans are higher than the premiums received by companies without shareholder rights plans. A study titled "Poison or placebo? Evidence on the deterrence and wealth effects of modern antitakover measures" (March 11, 1993), conducted by Professors Robert Comment and William G. Schwert, concluded that shareholder rights plans are reliably associated with higher takeover premiums for selling stockholders. Similarly, a 1997 study of 319 takeover transactions completed between 1992 and 1996 by Georgeson Shareholder Communications Inc., a nationally recognized proxy solicitation and investor relations firm, included the following findings:

- Premiums paid to acquire companies with shareholder rights plans were on average eight percentage points higher than premiums paid for companies that did not have shareholder rights plans;

- Shareholder rights plans contributed an additional $13 billion in shareholder value during the five years studied, while shareholders of acquired companies without shareholder rights plans gave up $14.5 billion in potential premiums;

- The presence of shareholder rights plans did not increase the likelihood of the withdrawal of a friendly acquisition proposal nor did it increase the likelihood of the defeat of a hostile acquisition proposal; and

- Companies with shareholder rights plans had a slightly higher takeover rate than companies without shareholder rights plans.

    Over 1,700 public companies have implemented shareholder rights plans as a means to protect stockholders' interests. The Rights Plan does not interfere with the Company's business plan, does not affect reported earnings per share, does not affect reported funds from operations, and is not taxable to the Company or its stockholders. Further, there is no reason to believe that the Rights Plan has negatively affected the market price of the Company's Common Stock.

    In short, the Board believes, and studies support the conclusion, that the Rights Plan does not deter acquisition proposals or reduce the price per share paid to stockholders in any such proposals. The preponderance of non-employee Directors on the Company's Board of Directors and the Board's ability to redeem the Rights in exercising its duties ensure that the Rights Plan will not be used for entrenchment of management. Rather, the Rights Plan enables the Board to protect stockholders from abusive takeover tactics and the costs associated with inadequate offers and to carefully and thoughtfully evaluate acquisition proposals in order to maximize stockholder value. For these reasons, the Board of Directors recommends a vote AGAINST Proposal 3.

REQUIRED VOTE AND RECOMMENDATION

    Only stockholders of record of Common Stock as of the record date are entitled to vote on this proposal. Proxies will be voted against Proposal 3 unless contrary instructions are set forth on the enclosed Proxy Card. The affirmative vote of a majority of the votes cast at the meeting for Proposal 3, where a quorum is present, will be sufficient to approve the proposal. Accordingly, abstentions and broker non-votes will have no effect on this proposal, but will be included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Because Proposal 3 is a request that the Board take steps to implement the proposal, approval of Proposal 3 may not result in the requested action being taken, nor is the Board required to initiate such steps to take that action.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has selected Arthur Andersen LLP as its principal independent public accountant for fiscal year 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. In addition, Innisfree M&A Incorporated, a proxy solicitation firm, has been engaged by the Company to act as proxy solicitor and will receive fees estimated at $15,000 for proxy solicitation services, plus reimbursement of out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

    Stockholder proposals (including director nominations) submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2002 annual meeting of stockholders must be received by the Company by December 3, 2001. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

    For a proposal of a stockholder (including director nominations) to be presented at the Company's 2002 annual meeting of stockholders, other than a stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company's Bylaws, (A) not prior to November 9, 2001 nor later than February 22, 2002 or (B) in the event that the 2002 annual meeting of stockholders is called for a date prior to May 1, 2002, not later than the close of business on (1) the twentieth (20th) calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to stockholders, or (y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than seventy-five (75) calendar days prior to the scheduled date of such meeting, then the later of (x) the twentieth (20th) calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the seventy-fifth (75th) calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

    Any such proposals should be mailed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention:
Secretary.

OTHER MATTERS TO BE PRESENTED

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR AUTHORIZE A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

                                                                       EXHIBIT A

                          AVALONBAY COMMUNITIES, INC.
                            AUDIT COMMITTEE CHARTER
              (ADOPTED BY THE BOARD OF DIRECTORS ON MAY 10, 2000)

I. GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee") of AvalonBay Communities, Inc. (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process and, to the extent directed by the Board of Directors from time to time, of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II. AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

    The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A.  REVIEW OF CHARTER

    - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    - Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

    - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

       (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

       (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

       (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

       (iv) the effectiveness of the Company's internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

    - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

       (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

       (ii) any changes required by the auditor in the scope or performance of the Company's internal audit.

    - Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

    - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

    - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

    - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

    - Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    - Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review may be done by a representative or representatives of the Audit Committee rather than by the Committee at a formal meeting of the Committee. Such review shall include discussions by the Chairman of the Audit Committee (or another representative designated by the Chairman) or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

    D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

    -  Recommend to the Board the appointment of the independent auditor.

    - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

    - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

    - Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

    - Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

    E.  MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

    - Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Sections 303.01 and
       303.02 of the New York Stock Exchange Listed Company Manual.

    F.  GENERAL

    - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

    -  Perform such other oversight functions as may be requested by the Board.

    - The Audit Committee shall inquire of management and the independent auditor as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the auditor have any significant concerns regarding the Company's qualification as a "real estate investment trust" under the applicable provisions of the federal tax laws.

    - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                                                     EXHIBIT B
                                             (This exhibit is being filed with
                                             the Schedule 14A but is not
                                             part of the proxy statement
                                             being mailed to stockholders)

                           AVALONBAY COMMUNITIES, INC.
                            1994 STOCK INCENTIVE PLAN

                    AS AMENDED AND RESTATED ON MARCH 21, 2001

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the AvalonBay Communities, Inc. 1994 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Directors and other key persons of AvalonBay Communities, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means, except as provided in an individual agreement or by the Committee, a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

     "CHANGE OF CONTROL" is defined in Section 16.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "COMMITTEE" means the Committee of the Board referred to in Section 2.

     "COVERED EMPLOYEE" means a participant designated prior to the grant of a Qualified Performance-based Award by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Qualified Performance-based Award is expected to be taxable to such participant.

     "DEFERRED STOCK AWARD" means Awards granted pursuant to Section 7.

     "DISABILITY" means, except as provided in an individual agreement or by the Committee, an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

     "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 11.

     "EFFECTIVE DATE" means the consummation of the merger contemplated by the Agreement and Plan of Merger, by and between the Company and Avalon Properties, Inc. dated as of March 9, 1998.

     "FAIR MARKET VALUE" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded.

     "INCENTIVE STOCK OPTION" means any Stock Option designated as, and qualified as, an "incentive stock option" as defined in Section 422 of the Code.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

     "PERFORMANCE CYCLE" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a participant's right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

     "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 9.

     "QUALIFIED PERFORMANCE-BASED Award" means any Restricted Stock Award, Deferred Stock Award or Performance Share Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

     "RESTRICTED STOCK AWARD" mean Awards granted pursuant to Section 6.

     "RETIREMENT" means (i) the employee's termination of employment with the Company and its Subsidiaries, other than for Cause, after attainment of age 55, but only if upon such termination of employment the employee has been employed in the aggregate for a period of at least 120 contiguous months by the Company, by any company of which the Company is the successor by name change or reincorporation, by Avalon Properties, Inc. or by Trammell Crow Residential, or any affiliate of any of the foregoing; and (ii) with respect to any employee of the Company who as of May 5, 1999 has attained the age of 50 or more and who, upon retirement, has served in the capacity of senior vice president or a more senior position for at least one year (including service with Avalon Properties), "retirement" means the employee's termination of employment with the Company and its Subsidiaries other than for Cause.

     "STOCK" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

     "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "UNRESTRICTED STOCK AWARD" means Awards granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     (a) COMMITTEE. The Plan shall be administered by all of the Non-Employee Director members of the Compensation Committee of the Board, or a committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i) to select the officers, other employees, Non-Employee Directors and other key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

            (iii) to determine the number of shares to be covered by any Award;

            (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate the exercisability or vesting of all or any portion of any Award in circumstances involving a Change of Control or the death, disability or termination of employment of a Plan participant;

            (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which Stock Options may be exercised;

            (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

           (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

     (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) SHARES ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan, at any given time, shall be the difference between (I) the sum of (a) 6,576,859 shares of Stock (i.e., the number as of March 1, 2001), PLUS (b) upon the passing of each December 31 starting with December 31, 2001, a percentage of the total number of shares of Stock (the "Year End Outstanding Shares") actually outstanding on such date (assuming all units of limited partnership interest in subsidiary partnerships structured as DownREITs that may, upon presentation for redemption, be exchanged for shares of Stock are so exchanged), LESS (II) any shares of Stock issued under the Plan prior to such time which have not been added back as described below in this Section 3(a). The percentage referred to in the prior sentence shall be determined in accordance with the following table:



                                                       THEN THE NUMBER OF SHARES OF
  IF SHARES OF STOCK UNDERLYING THOSE                  STOCK RESERVED AND AVAILABLE
  OPTIONS GRANTED DURING THE CALENDAR               FOR ISSUANCE UNDER THE PLAN WOULD
     YEAR CONSTITUTE THE FOLLOWING                   BE INCREASED BY ADDING A NUMBER
   PERCENTAGE OF ALL SHARES OF STOCK                 OF SHARES OF STOCK EQUAL TO THE
UNDERLYING ALL AWARDS (INCLUDING OPTIONS)              FOLLOWING PERCENTAGE OF THE
      MADE DURING THE CALENDAR YEAR:                  "YEAR END OUTSTANDING SHARES":
      ------------------------------                   -----------------------------
            50.00 to 52.49%                                          0.48%
            52.50 to 54.99                                           0.50
            55.00 to 57.49                                           0.52
            57.50 to 59.99                                           0.55
            60.00 to 62.49                                           0.58
            62.50 to 64.99                                           0.61
            65.00 to 67.49                                           0.64
            67.50 to 69.99                                           0.68
            70.00 to 72.49                                           0.72
            72.50 to 74.99                                           0.76
            75.00 to 77.49                                           0.82
            77.50 to 79.99                                           0.87
            80.00 to 82.49                                           0.94
            82.50 to 84.99                                           0.96
            85.00% or more                                           1.00



For purposes of determining the percentage of all awards made under the Plan during a calendar year that were in the form of Options, only Options that have an exercise price equal to the Fair Market Value on the date of grant shall count as Options. For purposes hereof, subsidiary partnerships structured as DownREITs shall include, but not be limited to, Bay Countrybrook, L.P., Bay Pacific Northwest L.P., Avalon DownREIT V, L.P. and Avalon Ballston II, L.P.

Notwithstanding the foregoing, the maximum number of shares of Stock for which Incentive Stock Options may be issued under the Plan shall not exceed 2,500,000. Further notwithstanding the foregoing, at least 50% of all Awards granted under the Plan during any calendar year shall be in the form of Options with an exercise price not less than 100% of Fair Market Value on the date of grant. For purposes of determining the number of shares of Stock reserved and available for issuance from time to time, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.

Stock Options with respect to no more than 300,000 shares of Stock may be granted to any one individual participant during any one calendar year period. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

                  EXAMPLE: To illustrate how the formula in the above table would work, assume that during calendar year 2002 the only awards made by the Company under the Stock Incentive Plan were an aggregate of 400,000 stock options and shares of restricted stock. Of these, 320,000 (or 80%) were options and 80,000 (or 20%) were restricted shares. As of December 31, 2002, assume that the Company had outstanding 67,000,000 shares of Common Stock and 1,000,000 units of limited partnership in DownREITs that may be exchanged for shares of Common Stock. Therefore, following the table above, this means that on December 31, 2002, the Company would increase the number of available shares under the Stock Incentive Plan by multiplying 68,000,000 by 0.94%, (i.e., 639,200 shares of Common Stock would be added to the number of available shares reserved under the Stock Incentive Plan).

     (b) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or shares of Stock that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) MERGERS. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options. In the event Stock Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options, subject to the consummation of the Transaction.

     (d) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute awards granted under this Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

     Participants in the Plan will be such full or part-time officers, other employees, Non-Employee Directors and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Key persons, for purposes of this Plan, shall include consultants and prospective employees.

SECTION 5.  STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Awards shall be granted under the Plan after May 8, 2011.

     (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Committee in its discretion may grant Stock Options to employees and key persons of the Company or any Subsidiary. Stock Options granted to employees and key persons pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Committee may establish, as well as in addition to other compensation.

            (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

           (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

              (A) In cash, by certified bank check or other instrument acceptable to the Committee;

              (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v) TERMINATION BY REASON OF DEATH. If any optionee's employment
(or other business relationship) by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time in the option, employment or other agreement) from the date of death, or until the expiration of the stated term of the Option, if earlier.

          (vi) TERMINATION BY REASON OF DISABILITY.

               (A) Any Stock Option held by an optionee whose employment (or other business relationship) by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time in the option, employment or other agreement) from the date of such termination of employment (or other business relationship), or until the expiration of the stated term of the Option, if earlier.

               (B) Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this
          Section 5(a)(vi) for the exercise of a Non-Qualified Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

          (vii) TERMINATION BY REASON OF RETIREMENT.

                (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such other period as the Committee shall specify at any time in the option, employment or other agreement) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                (B) Except as otherwise provided by the Committee at any time, the death of an optionee during a period provided in this
          Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

                (C) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement (but not if such termination qualifies as a retirement only under clause (ii) of the definition of Retirement) shall be automatically vested as of the date of termination of such employee's employment notwithstanding that the provisions of the related stock option agreement provide for forfeiture of the unvested portion of the award upon termination.

         (viii) TERMINATION FOR CAUSE. If any optionee's employment (or other business relationship) by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment (or other business relationship) or until the expiration of the stated term of the Option, if earlier.

         (ix) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment (or other business relationship) by the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or other business relationship), for three months (or such longer period as the Committee shall specify at any time in the option, employment or other agreement) from the date of termination of employment (or other business relationship) or until the expiration of the stated term of the Option, if earlier.

         (x) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (xi) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under the Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS.

         (i) AUTOMATIC GRANT OF OPTIONS.

             (A) Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after the Effective Date shall automatically be granted on such date a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

             (B) Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after the 1999 and 2000 annual meetings of stockholders shall automatically be granted on such day a Non-Qualified Stock Option to acquire 10,000 shares of Stock, and thereafter each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 2001 annual meetings of stockholders, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 7,000 shares of Stock

             (C) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

             (D) The Committee, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors.

        (ii) EXERCISE; TERMINATION.

             (A) Except as provided in Section 16 or in the option agreement, no Option granted under Section 5(c) may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option so granted shall become exercisable upon the termination of service of the Non-Employee Director because of Disability or death. No Option issued under this Section 5(c) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

             (B) The rights of a Non-Employee Director in an Option granted under Section 5(c) shall terminate on the specified expiration date; provided, however, that if the Non-Employee Director ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

             (C) Any Option granted to a Non-Employee Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the Option, if earlier.

             (D) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv).
     An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee may permit the optionee to transfer his Non-Qualified Stock Options to members of his immediate family, or to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan, the applicable option agreement and all insider trading rules of the Company.

SECTION 6. RESTRICTED STOCK AWARDS

     (a) NATURE OF RESTRICTED STOCK AWARD. The Committee may grant Restricted Stock Awards to any participant. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company. In the event of termination of an employee by reason of Retirement (but not if such termination qualifies as a retirement only under clause (ii) of the definition of Retirement), then in such event any Restricted Stock Awards held by such employee on the date of termination shall continue to vest in accordance with their terms following such termination, notwithstanding that the provisions of the Restricted Stock Award agreement provide for forfeiture of the unvested portion of the award upon termination.

     (b) AUTOMATIC GRANT OF RESTRICTED STOCK TO INDEPENDENT DIRECTORS.

         (i) Each Non-Employee Director who is serving as Director of the Company on the fifth business day after the Effective Date shall automatically be granted on such date 3,000 shares of Restricted Stock; provided, however, that a Non-Employee Director who has not served as a director of the Company or Avalon Properties, Inc. prior to the Effective Date shall automatically be granted on such date 2,000 shares of Restricted Stock. Except as otherwise provided in the award agreement, such shares of Restricted Stock shall vest twenty percent (20%) on the date of issuance and twenty percent (20%) on each of the first four anniversaries of the date of issuance.

         (ii) Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after the 1999 and 2000 annual meetings of stockholders shall automatically be granted on such day 2,000 shares of Restricted Stock, and thereafter each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 2001 annual meeting of stockholders, shall automatically be granted on such day 2,500 shares of Restricted Stock. Except as otherwise provided in the award agreement, such shares of Restricted Stock shall vest twenty percent (20%) on the date of issuance and twenty percent (20%) on each of the first four anniversaries of the date of issuance.

         (iii) Each Non-Employee Director may, pursuant to the provisions of
Section 7(b), elect to receive Deferred Stock instead of Restricted Stock provided in this Section 6(b). Any Deferred Stock granted in lieu of Restricted Stock shall be subject to the same vesting requirements applicable to the Restricted Stock.

     (c) ACCEPTANCE OF AWARD. To the extent applicable, a participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter time period as the Committee may specify) following the award date by making payment to the Company, if required, in cash, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

     (d) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(c) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(f) below.

     (e) RESTRICTIONS. Except as provided in an individual agreement or as otherwise determined by the Committee, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of. Except as provided in an individual agreement or as otherwise determined by the Committee, in the event of termination of employment (or other business relationship) by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (or other business relationship), unless otherwise specified in the written instrument evidencing the Restricted Stock Award.

     (f) VESTING OF RESTRICTED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Except as provided in Section 16, the vesting period for Restricted Stock shall be at least three years, except that in the case of Restricted Stock that becomes transferable and no longer subject to forfeiture upon the attainment of such pre-established performance goals, objectives and other conditions, the vesting period shall be at least one year. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     (g) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. DEFERRED STOCK AWARDS

     (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock. In the event of termination of an employee by reason of Retirement (but not if such termination qualifies as a retirement only under clause (ii) of the definition of Retirement), then in such event any Deferred Stock Awards held by such employee on the date of termination shall continue to vest in accordance with their terms following such termination, notwithstanding that the provisions of the Deferred Stock Award agreement provide for forfeiture of the unvested portion of the award upon termination.

     (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Committee may, in its sole discretion, permit a participant, including a Non-Employee Director, to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

     (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

     (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

     (e) TERMINATION. Except as may otherwise be provided by the Committee either in the Award, employment or other agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a participant's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.  UNRESTRICTED STOCK AWARDS

         The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant which will entitle such participant to receive shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 9.  PERFORMANCE SHARE AWARDS

     (a) NATURE OF PERFORMANCE SHARES. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any participants, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) TERMINATION. Except as may otherwise be provided by the Committee in the Award, employment or other agreement, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

     (e) ACCELERATION, WAIVER, ETC. At any time prior to or upon the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10. QUALIFIED PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

     (a) PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) market share; or (vii) earnings per share.

     (b) GRANT OF QUALIFIED PERFORMANCE-BASED AWARDS. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

     (c) PAYMENT OF QUALIFIED PERFORMANCE-BASED AWARDS. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Qualified Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Qualified Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

     (d) MAXIMUM AWARD PAYABLE. The maximum Qualified Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 200,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

     (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     (c) TERMINATION. Except as may otherwise be provided by the Committee in the Award, employment or other agreement, a participant's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TAX WITHHOLDING

     (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver stock certificates to any participant (or his agent or broker) is subject to and conditioned on tax obligations being satisfied by the participant. To the extent a participant (or his agent or broker) accepts delivery of stock certificates, the participant shall be deemed to agree to indemnify the Company for any damages resulting from the participant's failure to satisfy any tax obligations.

     (b) PAYMENT IN SHARES. Subject to approval by the Committee, a participant may elect to have such minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (iii) in a combination of (i) and (ii).

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment (or other business relationship):

     (a) a transfer to the employment (or other business relationship) of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment (or other business relationship) is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall (a) adversely affect rights under any outstanding Award without the holder's written consent or (b) without the prior approval of the Company's stockholders, reduce the exercise price of or otherwise reprice, including through replacement grants, any outstanding Stock Option. To the extent required by the Code to ensure that Options that have been granted hereunder as Incentive Stock Options continue to qualify as Incentive Stock Options, Plan amendments shall be subject to approval by the Company's stockholders.

SECTION 15. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 16. CHANGE OF CONTROL PROVISIONS

     Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change of Control as defined in this Section 16:

     (a) Each Stock Option shall automatically become fully exercisable.

     (b) Restrictions and conditions on Restricted Stock Award, Deferred Stock Awards and Performance Share Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) "CHANGE OF CONTROL" shall mean the occurrence of any one or more of the following events:

          (i) Any individual, entity or group (a "Person") within the meaning of Sections 13(d) and 14(d) of the Act (other than the Company, any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such Person, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board ("Voting Securities"), other than as a result of (A) an acquisition of securities directly from the Company or any Subsidiary or
     (B) an acquisition by any corporation pursuant to a reorganization, consolidation or merger if, following such reorganization, consolidation or merger the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Section 16(c) are satisfied; or

          (ii) Individuals who, as of the Effective Date, constitute the Company's Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director of the Company subsequent to the Effective Date (excluding, for this purpose, (A) any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, and (B) any individual whose initial assumption of office is in connection with a reorganization, merger or consolidation, involving an unrelated entity), whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the persons then comprising Incumbent Directors shall for purposes of this Plan be considered an Incumbent Director;

          (iii) The approval by the shareholders of a reorganization, merger or consolidation of the Company, or, if consummation of such reorganization, merger or consolidation is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining such consent (either explicitly or implicitly by consummation), unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will beneficially own, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or the corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the outstanding Voting Securities), will beneficially own, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and
     (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation will have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

          (v) The approval by the shareholders of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or, if consummation of such sale, lease, exchange or other disposition is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining such consent (either explicitly or implicitly by consummation), other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will beneficially own, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such sale, lease, exchange or other disposition, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 30% or more of the outstanding Voting Securities), will beneficially own, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Agreement.

SECTION 17. GENERAL PROVISIONS

     (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

     (e) DESIGNATION OF BENEFICIARY. Each participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the participant's death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased participant, or if the designated beneficiaries have predeceased the participant, the beneficiary shall be the participant's estate.

SECTION 18. EFFECTIVE DATE OF PLAN

     This Plan was amended and restated as of March 21, 2001.

SECTION 19. GOVERNING LAW

     This Plan shall be governed by Maryland law except to the extent such law is preempted by federal law.

DATE OF APPROVAL OF INITIAL PLAN BY SHAREHOLDERS:              February 15, 1994

DATE OF APPROVAL OF FIRST AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:                             August 28, 1996

DATE OF APPROVAL OF FIRST AMENDED AND
RESTATED PLAN BY SHAREHOLDERS:                                    April 25, 1997

DATE OF APPROVAL OF SECOND AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:                           February 26, 1998

DATE OF APPROVAL OF THIRD AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:                              April 13, 1998

DATE OF APPROVAL OF THIRD AMENDED AND
RESTATED PLAN BY SHAREHOLDERS:                                     June 4, 1998

DATE OF APPROVAL OF AMENDMENTS TO THIRD
AMENDED AND RESTATED PLAN BY BOARD OF DIRECTORS:                   July 24, 1998

DATE OF APPROVAL OF FOURTH AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:                              March 21, 2001

DATE OF APPROVAL OF FOURTH AMENDED AND
RESTATED PLAN BY SHAREHOLDERS:                                  __________, 2001

               TO SUBMIT YOUR PROXY BY MAIL, PLEASE DETACH HERE
------------------------------------------------------------------------------


                         AVALONBAY COMMUNITIES, INC.

      ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 2001, 10:30 A.M. LOCAL TIME
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               P  R  O  X  Y

The undersigned hereby appoints Gilbert M. Meyer, Richard L. Michaux and Thomas J. Sargeant, and each of them, each with full power of substitution, to act as proxy for the undersigned, and to represent and vote all shares of common stock, par value $0.01 per share, of AvalonBay Communities, Inc. (the "Company") held of record by the undersigned as of the close of business on March 19, 2001 and which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 8, 2001, 10:30 a.m. local time, and any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at the Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND "AGAINST" PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE OR UNWILLING TO SERVE AND MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

---------------                                                ---------------
  SEE REVERSE                                                    SEE REVERSE
     SIDE                                                           SIDE
---------------                                                ---------------

Please take a moment now to authorize a proxy to vote your shares of AvalonBay
 Communities, Inc. common stock for the 2001 Annual Meeting of Stockholders.

                      YOU CAN AUTHORIZE A PROXY TO VOTE
                   YOUR SHARES TODAY IN ONE OF THREE WAYS:

1. BY TELEPHONE--Upon calling the toll-free telephone number below, you will be asked to enter the Control Number below. Then, if you wish to authorize a proxy to vote as recommended by the Board of Directors, simply press 1. If you do not wish to authorize a proxy to vote as the Board recommends with respect to one or more of the proposals, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Telephone voting is available for residents of the U.S. and Canada only.)

                                             ---------------------------------
      CALL TOLL-FREE 1-866-814-2808              YOUR CONTROL NUMBER IS:
       ON A TOUCH-TONE TELEPHONE.

                                             ---------------------------------

                                      OR

2. BY INTERNET--Access http://www.proxyvotenow.com/avb, enter the Control Number shown above and respond to a few simple prompts.

------------------------------------------------------------------------------
You may authorize a proxy to vote your shares by telephone or Internet anytime until 5:00 p.m. Eastern Standard time, on May 7, 2001. Submitting your proxy by telephone or Internet authorizes the named proxies in the same manner as if you had executed and delivered a proxy card.
------------------------------------------------------------------------------

                                      OR

3. BY MAIL--You may submit your proxy by completing, signing, dating and returning the proxy card in the envelope provided to: AvalonBay Communities, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5143, New York, NY 10126-2375.


               TO SUBMIT YOUR PROXY BY MAIL, PLEASE DETACH HERE
------------------------------------------------------------------------------

|X| PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE

------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2, AND
                             "AGAINST" PROPOSAL 3

1. To elect the following individuals to serve as Directors of AvalonBay Communities, Inc. until their respective successors are duly elected and qualified: (01) Gilbert M. Meyer, (02) Richard L. Michaux, (03) Bryce Blair, (04) Bruce A. Choate, (05) John J. Healy, Jr., (06) Lance R. Primis,
   (07) Allan D. Schuster, (08) Charles D. Peebler, Jr. and (09) Amy P.
   Williams

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THE NAME(S) OF THE NOMINEE(S) ON THE LINE PROVIDED BELOW.

--------------------------------

                               VOTE         FOR ALL
                    FOR      WITHHELD        EXCEPT

                    | |        | |            | |

2. To amend the 1994 Stock Incentive Plan,            FOR   AGAINST   ABSTAIN
   as amended and restated.                           | |     | |       | |

3. To consider and act upon a stockholder             FOR   AGAINST    ABSTAIN
   proposal if properly presented to the              | |     | |       | |
   Annual Meeting.

4. To transact such other business that may be properly presented to the Annual Meeting.
------------------------------------------------------------------------------

The undersigned acknowledges receipt from AvalonBay Communities, Inc., prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a proxy statement dated April 2, 2001 and an Annual Report to Stockholders.

Date:                          , 2001
     --------------------------

-----------------------------------------------
Signature of Stockholder

-----------------------------------------------
Signature of Stockholder

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.